As filed with the Securities and Exchange Commission on March 1, 1999

                                                           File No. 811-8436

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                   FORM N-1A

                             REGISTRATION STATEMENT

                                     UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 7*


                            THE PREMIUM PORTFOLIOS**
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

       ELIZABETHAN SQUARE, GEORGE TOWN, GRAND CAYMAN, CAYMAN ISLANDS, BWI
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (345) 945-1824

               SUSAN JAKUBOSKI, ELIZABETHAN SQUARE, GEORGE TOWN,
                       GRAND CAYMAN, CAYMAN ISLANDS, BWI
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    COPY TO:
                                ROGER P. JOSEPH
                                BINGHAM DANA LLP
                               150 FEDERAL STREET
                                BOSTON, MA 02110
-------------------------------------------------------------------------------

* This Amendment also serves as Amendment No. 5 to the Registration Statement on Form N-1A for The Premium Portfolios as it relates to Small Cap Growth Portfolio, File No. 811-07269.

** Relates only to Large Cap Growth Portfolio, Small Cap Growth Portfolio, Growth & Income Portfolio, High Yield Portfolio and U.S. Fixed Income Portfolio.


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                                EXPLANATORY NOTE


     The Premium Portfolios has filed this Registration Statement pursuant to
Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Portfolios are not being registered under the Securities Act of 1933, since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolios.




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                                     PART A


Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, and Related
Risks.

PORTFOLIO GOALS

The goal of LARGE CAP GROWTH PORTFOLIO is long-term capital growth. Dividend income, if any, is incidental to this goal.

The goal of SMALL CAP GROWTH PORTFOLIO is long-term capital growth. Dividend income, if any, is incidental to this goal.

The goal of GROWTH & INCOME PORTFOLIO is long-term capital growth and current income.

The primary goal of HIGH YIELD PORTFOLIO is to generate a high level of current income. As a secondary goal, the Portfolio seeks capital appreciation.

The goals of U.S. FIXED INCOME PORTFOLIO are to generate a high level of current income and preserve the value of the investment of its holders of beneficial interests.

The goal of each Portfolio may be changed without approval by that Portfolio's investors but not without written notice thereof to the Portfolio's investors at least 30 days prior to implementing the change. Of course, there can be no assurance that any Portfolio will achieve its goal.

MAIN INVESTMENT STRATEGIES

Each Portfolio's principal investment strategies are the strategies that, in the opinion of Citibank, N.A., the investment manager for each Portfolio, are most likely to achieve the Portfolio's investment goal. Of course, there can be no assurance that any Portfolio will achieve its goal. Please note that each Portfolio may also use strategies and invest in securities that are not described below but that are described in Part B to this Registration Statement. Of course, Citibank may decide, as a matter of investment strategy, not to use the investments and investment techniques described below and in Part B at any particular time. Each Portfolio's strategies may be changed without investor approval.

LARGE CAP GROWTH PORTFOLIO invests primarily in equity securities of U.S. large cap issuers that, at the time the securities are purchased, have market capitalizations within the top 1,000 stocks of the equity market. Under normal

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circumstances, at least 65% of the Portfolio's total assets is invested in equity securities of large cap issuers.

Equity securities generally represent an ownership interest (or a right to acquire an ownership interest) in an issuer, and include common stocks, securities convertible into common stocks, preferred stocks, warrants for the purchase of stock and depositary receipts (receipts which represent the right to receive the securities of foreign issuers deposited in a U.S. bank or a local branch of a foreign bank). While equity securities historically have been more volatile than fixed income securities, they historically have produced higher levels of total return.

The Portfolio may also invest in securities of small cap issuers and international issuers. Small cap issuers are those with market capitalizations below the top 1,000 stocks of the equity market. International issuers are those based outside the United States.

The Portfolio's equity securities consist primarily of common stocks. The Portfolio's other equity securities may include securities convertible into common stocks, preferred stocks, warrants for the purchase of stock and depositary receipts.

The Portfolio may also invest in debt securities. The Portfolio's debt securities must be investment grade when the Portfolio purchases them. Investment grade securities are those rated Baa or better by Moody's Investors Service, BBB or better by Standard & Poor's, or which Citibank believes to be of comparable quality. Less than 5% of the Portfolio's assets consist of debt securities rated Baa by Moody's or BBB by Standard & Poor's.

In selecting investments, Citibank emphasizes issuers with long histories of strong, relatively predictable earnings growth rates and that are thought to have the products and strategies for continuing above-average growth. It seeks issuers that build earnings by increasing sales, productivity and market share rather than by cutting costs. Citibank also emphasizes issuers with stable financial characteristics and low debt levels.

The Portfolio may hold cash pending investment, and may invest in money market instruments, repurchase agreements and reverse repurchase agreements for cash management purposes.

Derivatives. The Portfolio may use derivatives in order to protect (or "hedge") against declines in the value of securities held by the Portfolio or increases in the cost of securities to be purchased in the future. The Portfolio may also use derivatives for non-hedging purposes, to enhance potential gains. These derivatives include stock index futures contracts, forward foreign currency contracts and options on foreign currencies. In some cases, the derivatives

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purchased by the Portfolio are standardized contracts traded on commodities exchanges or boards of trade. This means that the exchange or board of trade guarantees counterparty performance. In some cases, the derivatives may be illiquid, and the Portfolio may bear more counterparty risk Derivatives may not be available on terms that make economic sense (for example, they may be too costly). The Portfolio's ability to use derivatives may also be limited by tax considerations.

Defensive Strategies. The Portfolio may, from time to time, take temporary defensive positions that are inconsistent with the Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolio may invest without limit in high quality money market and other short-term instruments, and may not be pursuing its investment goal.

Management Style. Managers of mutual funds use different styles when selecting securities to purchase. Portfolio managers for the Portfolio use a "bottom-up" approach when selecting securities for purchase by the Portfolio. This means that they look primarily for individual companies with consistent earnings growth, against the context of broader market factors. The portfolio managers use this same approach when deciding which securities to sell. Securities are sold when the Portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that the security no longer fits within the managers' overall strategies for achieving the Portfolio's goals.

The Portfolio is actively managed. Although the portfolio managers attempt to minimize portfolio turnover, from time to time the Portfolio's annual portfolio turnover rate may exceed 100%. The sale of securities may produce capital gains, which, when distributed, are taxable to investors. Active trading may also increase the amount of commissions or mark-ups the Portfolio pays to brokers or dealers when it buys and sells securities. For the fiscal year ended December 31, 1996, the period from January 1, 1997 to October 31, 1997, and the fiscal year ended October 31, 1998, the Portfolio's portfolio turnover rate was 90%, 103% and 53%, respectively.

SMALL CAP GROWTH PORTFOLIO invests primarily in equity securities of U.S. small cap issuers that, at the time the securities are purchased, have market capitalizations below the top 1,000 stocks of the equity market. Under normal circumstances, at least 65% of the Portfolio's total assets is invested in equity securities of these issuers. These stocks may include the stocks in the Russell 2000 Index, which is an index of small capitalizations stocks.

Small cap companies are generally rapidly growing, with negligible dividend yields and extremely high levels of volatility. They may offer more profit opportunity during certain economic conditions than large and medium sized companies, but they also involve special risks.


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The Portfolio may also invest in debt securities. The Portfolio's debt securities must be investment grade when the Portfolio purchases them. Investment grade securities are those rated Baa or better by Moody's, BBB or better by Standard & Poor's, or which Citibank believes to be of comparable quality. Generally, less than 5% of the Portfolio's assets consist of debt securities rated Baa by Moody's or BBB by Standard & Poor's.

The Portfolio may invest up to 25% of its assets in foreign equity and debt securities, including depositary receipts. Foreign securities may be issued by issuers in developing countries.

Citibank follows an aggressive, growth-oriented investment style that emphasizes small U.S. companies with superior management teams and good prospects for growth. In selecting investments, Citibank looks for issuers that have a predictable, growing demand for their products or services, and issuers with a dominant position in a niche market or whose customers are very large companies. Citibank generally attempts to avoid issuers in businesses where external factors like regulatory changes or rising commodity prices may inhibit future growth.

The Portfolio may hold cash pending investment, and may invest in money market instruments, repurchase agreements and reverse repurchase agreements for cash management purposes.

Derivatives. The Portfolio may use derivatives in order to protect (or "hedge") against declines in the value of securities held by the Portfolio or increases in the cost of securities to be purchased in the future. The Portfolio may also use derivatives for non-hedging purposes, to enhance potential gains. These derivatives include stock index futures contracts, forward foreign currency contracts and options on foreign currencies. In some cases, the derivatives purchased by the Portfolio are standardized contracts traded on commodities exchanges or boards of trade. This means that the exchange or board of trade guarantees counterparty performance. In some cases, the derivatives may be illiquid, and the Portfolio may bear more counterparty risk. Derivatives may not be available on terms that make economic sense (for example, they may be too costly). The Portfolio's ability to use derivatives may also be limited by tax considerations.

Defensive Strategies. The Portfolio may, from time to time, take temporary defensive positions that are inconsistent with the Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolio may invest without limit in high quality money market and other short-term instruments, and may not be pursuing its investment goal.

Management Style. Managers of mutual funds use different styles when selecting securities to purchase. Portfolio managers for Citibank generally use a

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"bottom-up" approach when selecting securities for purchase by the Portfolio.
This means that they look primarily at individual companies against the context of broader market forces. The portfolio managers use this same approach when deciding which securities to sell. Securities are sold when the Portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that the security no longer fits within the managers' overall strategies for achieving the Portfolio's goals. However, the Portfolio may continue to hold securities of issuers that become mid cap or large cap issuers if, in Citibank's judgment, these securities remain good investments for the Portfolio.

The Portfolio is actively managed. Although the portfolio managers attempt to minimize portfolio turnover, from time to time the Portfolio's annual portfolio turnover rate may exceed 100%. The sale of securities may produce capital gains, which, when distributed, are taxable to investors. Active trading may also increase the amount of commissions or mark-ups the Portfolio pays to brokers or dealers when it buys and sells securities. For the fiscal year ended December 31, 1996, the period from January 1, 1997 to October 31, 1997, and the fiscal year ended October 31, 1998, the Portfolio's turnover rate was 89%, 108% and 51%, respectively.

GROWTH & INCOME PORTFOLIO invests primarily in common stocks. Although not required to, the Portfolio may also purchase debt securities as described below. The Portfolio invests primarily in equity and debt securities of established, large cap issuers. Large cap issuers are those with market capitalizations within the top 1,000 stocks of the equity market.

The Portfolio invests primarily in securities with a record of earnings and dividend payments but may, from time to time, invest in securities that pay no dividends or interest.

Debt securities generally represent a debt obligation of an issuer, and include bonds, short-term obligations and mortgage-backed and asset-backed securities (including collateralized mortgage obligations or CMOs), U.S. government securities, preferred stock, and convertible securities (both debt securities and preferred stocks). Debt securities, in general, offer a fixed stream of cash flow. Most bond investments focus on generating income. The potential for capital appreciation is a secondary objective.

The Portfolio may invest in investment grade debt securities (those rated Baa by Moody's, BBB by Standard & Poor's or which Citibank believes to be of comparable quality), but may also invest in debt securities rated below Baa by Moody's or below BBB by Standard & Poor's and equivalent debt securities.\ Securities rated below Baa or BBB are commonly known as "junk bonds." These securities may offer higher income than more highly rated debt securities, but they have special risks, as discussed below.


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The Portfolio may invest in mortgage-backed securities that are issued or guaranteed as to payment of principal and interest by the U.S. government or one of its agencies, such as the Government National Mortgage Association
(GNMA). These securities may or may not be backed by the full faith and credit of the U.S. government. Even if the U.S. government or one of its agencies guarantees principal and interest payments of a mortgage-backed security, the market price of the security is not insured and may be volatile. Home mortgage loans are typically grouped together into "pools" by banks and other lending institutions, and interests in these pools are then sold to investors, allowing the bank or other lending institution to have more money available to loan to home buyers. When homeowners make interest and principal payments, these payments are passed on to the investors in the pool. Mortgage-backed securities generally are backed or collateralized by a pool of mortgages. Certain types of mortgage-backed securities are called collateralized mortgage obligations, or CMOs.

The Portfolio also may invest in asset-backed securities and in mortgage-backed securities that are not backed by the U.S. government. These securities are backed by pools of assets such as automobile loans, credit card receivables or mortgage loans. It may be difficult to enforce rights against the assets backing these securities.

The Portfolio may enter into "dollar rolls," where the Portfolio sells mortgage-backed securities and simultaneously agrees to repurchase similar securities in the future at a lower price. The Portfolio's dollar rolls are "covered," meaning that the Portfolio establishes a segregated account with liquid securities equal in value to the securities it will repurchase.

The Portfolio may invest in zero coupon obligations, such as zero coupon bonds issued by companies and securities representing future principal and interest installments on debt obligations of the U.S. and foreign governments. Zero coupon obligations pay no current interest. The Portfolio may also invest in payment-in-kind obligations which are similar to zero coupon securities because the issuer has the option to make payments in additional debt obligations rather than cash.

The Portfolio may invest up to 25% of its assets in foreign equity and debt securities. Foreign securities may be issued by issuers in developing countries.

Citibank uses a value oriented approach in managing the Portfolio. This means that it looks for securities that it believes are currently undervalued, or priced below their true worth, but whose issuers have good longer term prospects. Citibank looks for securities that it believes are underpriced according to certain financial measurements of their intrinsic worth or business prospects (such as the company's cash flow, earnings prospects, growth rate and/or dividend paying ability). Citibank believes that securities of companies which are temporarily underpriced due to earnings declines, cyclical business downturns or other adverse factors may provide a higher total return

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over time than securities of companies whose positive attributes are more accurately reflected in the security's current price.

The Portfolio may hold cash pending investment, and may invest in money market instruments, repurchase agreements and reverse repurchase agreements for cash management purposes.

Derivatives. The Portfolio may, but is not required to, use derivatives in order to protect (or "hedge") against declines in the value of securities held by the Portfolio or increases in cost of securities to be purchased in the future, or to hedge against changes in interest rates. The Portfolio may also use derivatives for non-hedging purposes, to generate income or enhance\potential gains. In addition, the Portfolio may use derivatives to manage the effective maturity or duration of fixed income securities. These derivatives include financial futures, stock index futures, foreign currency futures, forwards and exchange contracts, options on securities and foreign currencies, and options on interest rate and stock index futures. In some cases, the derivatives purchased by the Portfolio are standardized contracts traded on commodities exchanges or boards of trade. This means that the exchange or board of trade guarantees counterparty performance. In some cases, the derivatives may be illiquid, and the Portfolio may bear more counterparty risk. Derivatives may not be available on terms that make economic sense (they may be too costly). The Portfolio's ability to use derivatives may also be limited by tax considerations.

Defensive Strategies. The Portfolio may, from time to time, take temporary defensive positions that are inconsistent with the Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolio may invest without limit in high quality money market and other short-term instruments, and may not be pursuing its investment goal.

Management Style. Managers of mutual funds use different styles when selecting securities to purchase. The portfolio managers for Growth & Income Portfolio generally use a "bottom-up" approach when selecting securities to purchase or sell for the Portfolio. This means that they look primarily at individual companies against the context of broader market forces. The portfolio managers use this same approach when deciding which securities to sell. Securities are sold when the Portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that the security no longer fits within the managers' overall strategies for achieving the Portfolio's goals.

The Portfolio is actively managed. Although the portfolio managers attempt to minimize portfolio turnover, from time to time the Portfolio's annual portfolio turnover rate may exceed 100%. The sale of securities may produce capital gains, which, when distributed, are taxable to investors. Active trading may also increase the amount of commissions or mark-ups the Portfolio pays to brokers or dealers when it buys and sells securities. For the period from

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March 2, 1998 (commencement of operations) to October 31, 1998, the Portfolio's turnover rate was 59%.

HIGH YIELD PORTFOLIO invests primarily in high yield debt securities of U.S. and non-U.S. issuers rated in medium or lower rating categories or determined to be of comparable quality. Medium and low rated and comparable unrated securities offer yields that fluctuate over time but that generally are superior to the yields offered by higher rated securities. However, these securities also involve significantly greater risks, including price volatility and risk of default in the payment of interest and principal, than higher rated securities. Certain of the debt securities purchased by High Yield Portfolio may be rated as low as Caa by Moody's or CCC by Standard & Poor's or may be comparable to securities with these ratings. The lower rated bonds in which the Portfolio may invest are commonly referred to as "junk bonds." Under certain circumstances, the Portfolio may invest all or any portion of its assets in higher rated securities or in unrated securities determined to be of comparable quality.

In light of the risks associated with high yield debt securities, various factors will be taken into consideration in evaluating the creditworthiness of an issuer. For corporate debt securities, these factors will typically include the issuer's financial resources, its sensitivity to economic conditions and trends, the operating history of the issuer and the experience and track record of the issuer's management. For sovereign debt instruments, these factors will typically include the economic and political conditions within the issuer's country, the issuer's overall and external debt levels and debt service ratios, the issuer's access to capital markets and other sources of funding and the issuer's debt service payment history. The ratings, if any, assigned to the security by any recognized rating agencies will also be reviewed, although Citibank's or a subadviser's judgment as to the quality of a debt security may differ from that suggested by the rating published by a rating service.

The debt securities of non-U.S. issuers in High Yield Portfolio may be denominated in foreign currencies and may include debt obligations issued or guaranteed by foreign national, provincial, state, municipal or other governments with taxing authority or by their agencies or instrumentalities, including debt obligations of supranational entities; debt obligations and other fixed income securities of non U.S. corporate issuers (both dollar and non-dollar denominated); and non-dollar denominated debt obligations of U.S. corporate issuers.

Securities issued or guaranteed as to principal and interest by foreign governments or agencies or instrumentalities of foreign governments (which include securities of supranational agencies) also may provide opportunities for income with minimal credit risk. As with U.S. government securities, however, they still fluctuate in value when interest rates change.

The Portfolio's mortgage-backed securities may be issued or guaranteed as to payment of principal and interest by the U.S. government or one of its agencies, such as GNMA. These securities may or may not be backed by the full faith and credit of the U.S. government. Even if the U.S. government or one of its agencies guarantees principal and interest payments of a mortgage-backed security, the market price of the security is not insured and may be volatile.

The Portfolio also may invest in asset-backed securities and in mortgage-backed securities that are not backed by the U.S. government. These securities are backed by pools of assets such as automobile loans, credit card receivables or mortgage loans. It may be difficult to enforce rights against the assets backing these securities.

The Portfolio may invest in zero coupon obligations, such as zero coupon bonds issued by companies and securities representing future principal and interest installments on debt obligations of the U.S. and foreign governments. Zero coupon obligations pay no current interest. The Portfolio may also invest in payment-in-kind obligations which are similar to zero coupon securities because the issuer has the option to make payments in additional debt obligations rather than cash.

The Portfolio may enter into "dollar rolls" where it sells mortgage-backed securities and simultaneously agrees to repurchase substantially similar securities on a specified future date. The Portfolio's dollar rolls are "covered," meaning that the Portfolio establishes a segregated account with liquid securities equal in value to the securities it will repurchase.

The Portfolio may hold cash pending investment, and may invest in money market instruments, repurchase agreements and reverse repurchase agreements for cash management purposes.

Derivatives. The Portfolio may use derivatives in order to protect (or "hedge") against declines in the value of securities held by the Portfolio or increases in the cost of securities to be purchased in the future, or to hedge against changes in interest rates. The Portfolio may also use derivatives for non-hedging purposes, to generate income or enhance potential gains. In addition, the Portfolio may use derivatives to manage the effective maturity or duration of fixed income securities. These derivatives include interest rate and bond futures, stock index futures, foreign currency futures, forwards and exchange contracts, options on securities and foreign currencies, options on stock index and interest rate futures and swaps. In some cases, the derivatives purchased by the Portfolio are standardized contracts traded on commodities exchanges or boards of trade. This means that the exchange or board of trade guarantees counterparty performance. In other cases, the derivatives may be illiquid, and the Portfolio may bear more counterparty risk. Derivatives may not be available on terms that make economic sense (they may be too costly). The Portfolio's ability to use derivatives may also be limited by tax considerations.

Defensive Strategies. The Portfolio may, from time to time, take temporary defensive positions that are inconsistent with the Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolio may invest without limit in high quality money market and other short-term instruments, and may not be pursuing its investment goals.

Management Style. Managers of mutual funds use different styles when managing portfolios. Portfolio managers for the Portfolio generally use a "top-down" approach when establishing duration and sector allocation and a "bottom-up" approach when selecting securities to purchase or sell for the Portfolio. When using a "top-down" approach the portfolio manager looks first at broad economic factors and market conditions. Security selection combines fundamental credit analysis with relative value decisions. Portfolio managers, working from an approved list of issuers, compare the yield advantage of an issue to other issues in its peer group.

The Portfolio is actively managed. Although the portfolio managers attempt to minimize portfolio turnover, from time to time the Portfolio's annual portfolio turnover rate may exceed 100%. The sale of securities may produce capital gains, which, when distributed, are taxable to investors. Active trading may also increase the amount of commissions or mark-ups the Portfolio pays to brokers or dealers when it buys and sells securities. The turnover rate for the Portfolio is not expected to exceed 100% for its fiscal year ending October 31, 1999.

Under normal circumstances, U.S. FIXED INCOME PORTFOLIO invests at least 65% of its total assets in fixed income securities. However, the Portfolio expects that, in general, substantially all of its assets will be invested in fixed income securities.

Fixed income securities generally represent a debt obligation of an issuer, and include bonds, short-term obligations and mortgage-backed and asset-backed securities and preferred stock. Fixed income securities, in general, offer a fixed stream of cash flow. Most bond investments focus on generating income. The potential for capital appreciation is a secondary objective. The value of fixed income securities generally goes up when interest rates go down, and down when rates go up. The value of these securities also fluctuates based on other market and credit factors.

The Portfolio's fixed income securities include:

     o debt securities of U.S. and foreign companies, such as bonds, short-term notes and mortgage-backed and asset-backed securities (including collateralized mortgage obligations, or CMOs);


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     o    U.S. government securities, such as U.S. Treasury bills, notes and bonds, and obligations issued or guaranteed by U.S. government agencies or instrumentalities;

     o    debt securities of foreign governments; and

     o    preferred stock of U.S. and foreign companies.

The Portfolio may invest up to 20% of its assets in foreign securities, including securities of issuers in developing countries; and generally purchases U.S. dollar denominated foreign securities.

The Portfolio's mortgage-backed securities may be issued or guaranteed as to payment of principal and interest by the U.S. government or one of its agencies, such as GNMA. These securities may or may not be backed by the full faith and credit of the U.S. government. Even if the U.S. government or one of its agencies guarantees principal and interest payments of a mortgage-backed security, the market price of the security is not insured and may be volatile.

The Portfolio also may invest in asset-backed securities and in mortgage-backed securities that are not backed by the U.S. government. These securities are backed by pools of assets such as automobile loans, credit card receivables or mortgage loans. It may be difficult to enforce rights against the assets backing these securities.

The U.S. government securities in which the Portfolio may invest include U.S. Treasury bills, notes and bonds, and obligations issued or guaranteed by U.S. government agencies or instrumentalities. Securities issued by U.S. government agencies or instrumentalities may or may not be backed by the full faith and credit of the U.S. government. U.S. government securities have minimal credit risk, but they still fluctuate in value when interest rates or currency exchange rates change.

Securities issued or guaranteed as to principal and interest by foreign governments or agencies or instrumentalities of foreign governments (which include securities of supranational agencies) also may provide opportunities for income with minimal credit risk. As with U.S. government securities, however, they still fluctuate in value when interest rates change.

The Portfolio may invest up to 15% of its assets in zero coupon obligations, such as zero coupon bonds issued by companies and securities representing future principal and interest installments on debt obligations of the U.S. and foreign governments.

The Portfolio's debt securities issued by U.S. companies must be investment grade when the Portfolio purchases them. Investment grade securities are those rated Baa or better by Moody's, BBB or better by Standard & Poor's or which

Citibank believes to be of comparable quality. Securities rated Baa or BBB and securities of comparable quality may have speculative characteristics. Also, changes in economic or market conditions or the issuers' circumstances are more likely to adversely affect the issuers' ability to make payments on the securities than is the case for higher rated securities. If the credit quality of a security deteriorates after the Portfolio buys it, Citibank will decide whether the security should be held or sold.

Under normal market conditions, the Portfolio's dollar weighted average portfolio maturity is from three to ten years. Citibank determines the average maturity of mortgage-backed and asset-backed securities based on its expectations of prepayments of these securities. Actual prepayments will vary depending on changes in interest rates. The Portfolio's average maturity may deviate from its normal range as a result of actual or expected prepayments. The Portfolio will not consider such a deviation a violation of investment policy.

The Portfolio may enter into "dollar rolls" where it sells mortgage-backed securities and simultaneously agrees to repurchase substantially similar securities on a specified future date. The Portfolio's dollar rolls are "covered," meaning that the Portfolio establishes a segregated account with liquid securities equal in value to the securities it will repurchase.

The Portfolio may hold cash pending investment, and may invest in money market instruments, repurchase agreements and reverse repurchase agreements for cash management purposes.

Derivatives. The Portfolio may use derivatives in order to protect (or "hedge") against declines in the value of securities held by the Portfolio or increases in the cost of securities to be purchased in the future, or to hedge against changes in interest rates. The Portfolio may also use derivatives for non-hedging purposes, to generate income or enhance potential gains. In addition, the Portfolio may use derivatives to manage the effective maturity or duration of fixed income securities. These derivatives include interest rate and bond index futures, foreign currency futures, forwards and exchange contracts, options on securities and foreign currencies, options on interest rate futures and swaps. In some cases, the derivatives purchased by the Portfolio are standardized contracts traded on commodities exchanges or boards of trade. This means that the exchange or board of trade guarantees counterparty performance. In other cases, the derivatives may be illiquid, and the Portfolio may bear more counterparty risk. Derivatives may not be available on terms that make economic sense (they may be too costly). The Portfolio's ability to use derivatives may also be limited by tax considerations.

Defensive Strategies. The Portfolio may, from time to time, take temporary defensive positions that are inconsistent with the Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolio may invest without limit in high quality money market and other short-term instruments, and may not be pursuing its investment goals.

Management Style. Managers of mutual funds use different styles when managing portfolios. Portfolio managers for Citibank generally use a "top-down" approach when establishing duration and sector allocation and a "bottom-up" approach when selecting securities to purchase or sell for the Portfolio. When using a "top-down" approach the portfolio managers look first at broad economic factors and market conditions. Security selection combines fundamental credit analysis with relative value decisions. Portfolio managers, working from an approved list of issuers, compare the yield advantage of an issue to other issues in its peer group.

The Portfolio is actively managed. Although the portfolio managers attempt to minimize portfolio turnover, from time to time the Portfolio's annual portfolio turnover rate may exceed 100%. The sale of securities may produce capital gains, which, when distributed, are taxable to investors. Active trading may also increase the amount of commissions or mark-ups the Portfolio pays to brokers or dealers when it buys and sells securities. The turnover rate for the Portfolio is not expected to exceed 250% for its fiscal year ending October 31, 1999.

BROKERAGE. Citibank may use brokers or dealers for Portfolio transactions who also provide brokerage and research services to a Portfolio or other accounts over which Citibank exercises investment discretion. Each Portfolio may "pay up" for brokerage services, meaning that it is authorized to pay a broker or dealer who provides these brokerage and research services a commission for executing a portfolio transaction which is higher than the commission another broker or dealer would have charged. However, a Portfolio will "pay up" only if Citibank determines in good faith that the higher commission is reasonable in relation to the brokerage and research services provided, viewed in terms of either the particular transaction or all of the accounts over which Citibank exercises investment discretion.

MAIN RISKS

The principal risks of investing in LARGE CAP GROWTH PORTFOLIO, SMALL CAP GROWTH PORTFOLIO and GROWTH & INCOME PORTFOLiO are described below:

     o Market Risk. This is the risk that the prices of securities will rise or fall due to changing economic, political or market conditions, or due to a company's individual situation. A Portfolio's net asset value will change daily as the value of its underlying securities change. This means that an interest in a Portfolio may be worth more or less when it is sold than when it was bought. Equity securities are subject to market risk that historically has resulted in greater price volatility than exhibited by fixed income securities.

     o Growth Securities. Growth securities typically are quite sensitive to market movements because their market prices tend to reflect future expectations. When it appears those expectations will not be met, the prices of growth securities typically fall. The success of a Portfolio's investment strategy depends largely on Citibank's skill in assessing the growth potential of companies in which the Portfolio invests. In addition, a Portfolio may underperform certain other stock funds (those emphasizing value stocks, for example) during periods when growth stocks are out of favor.

     o Smaller Companies. The securities of smaller capitalization companies may have more risks than those of larger, more seasoned companies. They may be particularly susceptible to market downturns because of limited product lines, markets, distribution channels or financial and management resources. Also, there may be less publicly available information about small cap companies. Investments in small cap companies may be in anticipation of future products or services to be provided by such companies. If those products or services are delayed, the prices of the securities of such companies may drop. Sometimes, the prices of the securities of smaller capitalized companies rise and fall based on investor perception rather than economics. Securities of small cap companies may be thinly traded, making their disposition more difficult. For all these reasons, the prices of the securities of small cap companies may be more volatile, causing a Portfolio's net asset value to be volatile. Portfolios, such as Small Cap Growth Portfolio, that invest a higher percentage of their assets in small cap stocks are generally more volatile than funds investing a higher percentage of their assets in larger, more established companies.

          Small Cap Growth Portfolio's aggressive, growth-oriented investment style may increase the risks already associated with investing in smaller companies. For example, fast growing small cap companies may be more volatile than other small cap companies.

     o Value Investing. The success of Growth & Income Portfolio's investment strategy depends largely on Citibank's skill in identifying securities of companies that are in fact undervalued, but have good longer term business prospects. A security may not achieve its expected value because the circumstances causing it to be underpriced worsen (causing the security's price to decline further) or do not change or because the portfolio managers are incorrect in their determinations. In addition, the Portfolio may underperform certain other stock funds (those emphasizing growth stocks, for example) during periods when value stocks are out of favor.

     o Interest Rate Risk. In general, the prices of debt securities rise when interest rates fall, and fall when interest rates rise. Longer term obligations are usually more sensitive to interest rate changes. If a Portfolio holds debt securities, a change in interest rates could cause the Portfolio's net asset value to go down.

     o Credit Risk. It is possible that some issuers will not make payments on debt securities held by a Portfolio, causing a loss. Or, an issuer may suffer adverse changes in its financial condition that could lower the credit quality of a security, leading to greater volatility in the price of the security and in the value of a Portfolio. A change in the quality rating of a bond or other security can also affect the security's liquidity and make it more difficult for a Portfolio to sell. The lower quality debt securities in which the Portfolios may invest are more susceptible to these problems than higher quality obligations.

          Growth & Income Portfolio may invest in debt securities of any grade, including junk bonds. Junk bonds are considered to be speculative investments and involve greater risks than higher quality securities. A higher percentage of issuers of junk bonds may default on payments of principal and interest than the issuers of higher quality bonds. The value of junk bonds will usually fall substantially if the issuer defaults or goes bankrupt. Even anticipation of defaults by certain issuers, or the perception of economic or financial weakness, may cause the market for junk bonds to fall. The price of a junk bond may therefore fluctuate drastically due to bad news about the issuer or the economy in general. Lower quality debt securities, especially junk bonds, may be less liquid and may be more difficult for the Portfolio to value and sell. The Portfolio may incur additional expenses if an issuer defaults and the Portfolio tries to recover some of its losses in a bankruptcy or other similar proceeding.

     o Prepayment Risk. The issuers of debt securities that may be held by a Portfolio may be able to prepay principal due on the securities, particularly during periods of declining interest rates. A Portfolio may not be able to reinvest that principal at attractive rates, reducing income to the Portfolio, and the Portfolio may lose any premium paid. On the other hand, rising interest rates may cause prepayments to occur at slower than expected rates. This effectively lengthens the maturities of the affected securities, making them more sensitive to interest rate changes and a Portfolio's net asset value more volatile. Mortgage-backed securities, including CMOs are particularly susceptible to prepayment risk and their prices may be very volatile.

     o Special Characteristics of Convertible Securities. Convertible securities, which are debt securities that may be converted into stock, are subject to the market risk of stocks, and, like other debt securities, are also subject to interest rate risk and the credit risk of their issuers. Call provisions may allow the issuer to repay the debt before it matures.

     o Foreign Securities. Investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuers and markets are subject.

          o These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on fund investments, fluctuations in currency exchange rates, currency exchange controls and other limitations on the use or transfer of assets by a Portfolio or issuers of securities, and political or social instability.

          o Foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations.

          o Foreign markets may be less liquid and more volatile than U.S. markets. Rapid increases in money supply may result in speculative investing, contributing to volatility. Also, equity securities may trade at price-earnings multiples that are higher than those of comparable U.S. companies, and that may not be sustainable. As a result, there may be rapid changes in the value of foreign securities.

          o Foreign markets may offer less protection to investors. Enforcing legal rights may be difficult, costly and slow. There may be special problems enforcing claims against foreign governments.

          o Since foreign securities often trade in currencies other than the U.S. dollar, changes in currency exchange rates will affect a Portfolio's net asset value, the value of dividends and interest earned, and gains and losses realized on the sale of securities. An increase in the U.S. dollar relative to these other currencies will adversely affect the value of a Portfolio. In addition, some foreign currency values may be volatile and there is the possibility of governmental controls on currency exchanges or governmental intervention in currency markets. Controls or intervention could limit or prevent a Portfolio from realizing value in U.S. dollars from its investment in foreign securities. A Portfolio may also be adversely affected by the introduction of the euro.

     o The Portfolios may invest in issuers located in emerging, or developing, markets.

          o Emerging or developing countries are generally defined as countries in the initial stages of their industrialization cycles with low per capita income.

          o All of the risks of investing in foreign securities are heightened by investing in developing countries.

          o The markets of developing countries have been more volatile than the markets of developed countries with more mature economies. These markets often have provided higher rates of return, and greater risks, to investors, but they also may provide lower rates of return or negative returns, for extended periods.

     o Derivatives. The Portfolios' use of derivatives (including, as applicable, futures contracts, options and forward foreign currency contracts), particularly when used for non-hedging purposes, may be risky. This practice could result in losses that are not offset by gains on other portfolio assets. Losses would cause a Portfolio's net asset value to go down. There is also the risk that the counterparty may fail to honor its contract terms. This risk becomes more acute when a Portfolio invests in derivatives that are not traded on commodities exchanges or boards of trade. A Portfolio's ability to use derivatives successfully depends on Citibank's ability to accurately predict movements in stock prices and currency exchange rates. If a Portfolio's portfolio manager's predictions are wrong, the Portfolio could suffer greater losses than if the Portfolio had not used derivatives.

     o Zero Coupon and Payment-In-Kind Obligations. Growth & Income Portfolio may invest in zero coupon and payment-in-kind obligations. Zero coupon obligations pay no current interest. Although payment-in-kind obligations may pay interest in cash, they are similar to zero coupon obligations because the issuer has the option to make interest payments in additional debt obligations rather than cash. As a result, the prices of zero coupon and payment-in-kind obligations tend to be more volatile than those of securities that offer regular payments of interest. This makes the Portfolio's value more volatile. In order to pay cash distributions representing income on zero coupon and payment-in-kind obligations, the Portfolio may have to sell other securities on unfavorable terms. These sales may generate taxable gains for Portfolio investors.

     o Year 2000. A Portfolio could be adversely affected if the computer systems used by the Portfolio or its service providers are not programmed to accurately process information on or after January 1, 2000. Each Portfolio, and its service providers, are making efforts to resolve any potential Year 2000 problems. While it is likely these efforts will be successful, the failure to implement any necessary modifications could have an adverse impact on a Portfolio. Each Portfolio also could be adversely affected if the issuers of securities held by the Portfolio do not solve their Year 2000 problems, or if it costs them large amounts of money to solve these problems.

The principal risks of investing in HIGH YIELD PORTFOLIO and U.S. FIXED INCOME PORTFOLIO are described below:

     o Market Risk. This is the risk that the prices of securities will rise or fall due to changing economic, political or market conditions, or due to a company's individual situation. A Portfolio's net asset value will change daily as the value of its underlying securities change. This means that an interest in a Portfolio may be worth more or less when it is sold than when it was bought.

     o Interest Rate Risk. In general, the prices of debt securities rise when interest rates fall, and fall when interest rates rise. Longer term obligations are usually more sensitive to interest rate changes. If a Portfolio holds debt securities, a change in interest rates could cause the Portfolio's net asset value to go down.

     o Credit Risk. It is possible that some issuers will not make payments on debt securities held by a Portfolio, causing a loss. Or, an issuer may suffer adverse changes in its financial condition that could lower the credit quality of a security, leading to greater volatility in the price of the security and in the value of a Portfolio. A change in the quality rating of a bond or other security can also affect the security's liquidity and make it more difficult for a Portfolio to sell. The lower quality debt securities in which the Portfolios may invest are more susceptible to these problems than higher quality obligations.

          High Yield Portfolio may invest in debt securities of any grade, including junk bonds. Junk bonds are considered to be speculative investments and involve greater risks than higher quality securities. A higher percentage of issuers of junk bonds may default on payments of principal and interest than the issuers of higher quality bonds. The value of junk bonds will usually fall substantially if the issuer defaults or goes bankrupt. Even anticipation of defaults by certain issuers, or the perception of economic or financial weakness, may cause the market for junk bonds to fall. The price of a junk bond may therefore fluctuate drastically due to bad news about the issuer or the economy in general. Lower quality debt securities, especially junk bonds, may be less liquid and may be more difficult for the Portfolio to value and sell. The Portfolio may incur additional expenses if an issuer defaults and the Portfolio tries to recover some of its losses in a bankruptcy or other similar proceeding.

     o Prepayment Risk. The issuers of debt securities that may be held by a Portfolio may be able to prepay principal due on the securities, particularly during periods of declining interest rates. A Portfolio may not be able to reinvest that principal at attractive rates, reducing income to the Portfolio, and the Portfolio may lose any premium paid. On the other hand, rising interest rates may cause prepayments to occur at slower than expected rates. This effectively lengthens the maturities of the affected securities, making them more sensitive to interest rate changes and a Portfolio's net asset value more volatile. Mortgage-backed securities, including CMOs are particularly susceptible to prepayment risk and their prices may be very volatile.

     o Special Characteristics of Convertible Securities. Convertible securities, which are debt securities that may be converted into stock, are subject to the market risk of stocks, and, like other debt securities, are also subject to interest rate risk and the credit risk of their issuers. Call provisions may allow the issuer to repay the debt before it matures.

     o Foreign Securities. Investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuers and markets are subject.

          o These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on fund investments, fluctuations in currency exchange rates, currency exchange controls and other limitations on the use or transfer of assets by a Portfolio or issuers of securities, and political or social instability.

          o Foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations.

          o Foreign markets may be less liquid and more volatile than U.S. markets. Rapid increases in money supply may result in speculative investing, contributing to volatility. Also, equity securities may trade at price-earnings multiples that are higher than those of comparable U.S. companies, and that may not be sustainable. As a result, there may be rapid changes in the value of foreign securities.

          o Foreign markets may offer less protection to investors. Enforcing legal rights may be difficult, costly and slow. There may be special problems enforcing claims against foreign governments.

          o Since foreign securities often trade in currencies other than the U.S. dollar, changes in currency exchange rates will affect a Portfolio's net asset value, the value of dividends and interest earned, and gains and losses realized on the sale of securities. An increase in the U.S. dollar relative to these other currencies will adversely affect the value of a Portfolio. In addition, some foreign currency values may be volatile and there is the possibility of governmental controls on currency exchanges or governmental intervention in currency markets. Controls or intervention could limit or prevent a Portfolio from realizing value in U.S. dollars from its investment in foreign securities. A Portfolio may also be adversely affected by the introduction of the euro.

          o U.S. Fixed Income Portfolio may invest in issuers located in emerging, or developing, markets.

               o Emerging or developing countries are generally defined as countries in the initial stages of their industrialization cycles with low per capita income.

               o All of the risks of investing in foreign securities are heightened by investing in developing countries.

               o The markets of developing countries have been more volatile than the markets of developed countries with more mature economies. These markets often have provided higher rates of return, and greater risks, to investors, but they also may provide lower rates of return or negative returns, for extended periods.

     o Derivatives. The Portfolios' use of derivatives (including, as applicable, futures contracts, options and forward foreign currency contracts), particularly when used for non-hedging purposes, may be risky. This practice could result in losses that are not offset by gains on other portfolio assets. Losses would cause a Portfolio's net asset value to go down. There is also the risk that the counterparty may fail to honor its contract terms. This risk becomes more acute when a Portfolio invests in derivatives that are not traded on commodities exchanges or boards of trade. A Portfolio's ability to use derivatives successfully depends on Citibank's or a subadviser's ability to accurately predict movements in stock prices and currency exchange rates. If a Portfolio's portfolio manager's predictions are wrong, the Portfolio could suffer greater losses than if the Portfolio had not used derivatives.

     o Zero Coupon and Payment-In-Kind Obligations. High Yield Portfolio and U.S. Fixed Income Portfolio may invest in zero coupon obligations. High Yield Portfolio also may invest in payment-in-kind obligations. Zero coupon obligations pay no current interest. Although payment-in-kind obligations may pay interest in cash, they are similar to zero coupon obligations because the issuer has the option to make interest payments in additional debt obligations rather than cash. As a result, the prices of zero coupon and payment-in-kind obligations tend to be more volatile than those of securities that offer regular payments of interest. This makes the Portfolio's value more volatile. In order to pay cash distributions representing income on zero coupon and payment-in-kind obligations, the Portfolio may have to sell other securities on unfavorable terms. These sales may generate taxable gains for Portfolio investors.

     o Year 2000. A Portfolio could be adversely affected if the computer systems used by the Portfolio or its service providers are not programmed to accurately process information on or after January 1, 2000. Each Portfolio, and its service providers, are making efforts to resolve any potential Year 2000 problems. While it is likely these efforts will be successful, the failure to implement any necessary modifications could have an adverse impact on a Portfolio. Each Portfolio also could be adversely affected if the issuers of securities held by the Portfolio do not solve their Year 2000 problems, or if it costs them large amounts of money to solve these problems.

PLEASE NOTE THAT AN INVESTMENT IN THE PORTFOLIOS IS NOT A DEPOSIT OF CITIBANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCe CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Item 6.  Management, Organization and Capital Structure.

INVESTMENT MANAGERS

Each Portfolio draws on the strength and experience of Citibank. Citibank is the investment manager of each Portfolio, and subject to policies set by the Portfolio's Trustees, Citibank makes investment decisions. Citibank, with its headquarters at 153 East 53rd Street, New York, New York, has been managing money since 1822. With its affiliates, it currently manages more than $290 billion in assets worldwide. Citibank is a wholly-owned subsidiary of Citicorp, which is, in turn, a wholly-owned subsidiary of Citigroup Inc. Citigroup Inc.

was formed as a result of the merger of Citicorp and Travelers Group, Inc., which was completed on October 8, 1998.

Citibank and its affiliates may have banking and investment banking relationships with the issuers of securities that are held in the Portfolios. However, in making investment decisions for each Portfolio Citibank does not obtain or use material inside information acquired by any division, department or affiliate of Citibank in the course of those relationships. Citibank and its affiliates may have loans outstanding that are repaid with proceeds of securities purchased by a Portfolio.

Citibank is responsible for recommending the hiring, termination or replacement of any subadviser and for supervising and monitoring the subadviser's performance. Certain CitiFunds have applied for exemptive relief from the Securities and Exchange Commission which would permit them to employ other or additional subadvisers without investor approval. The requested exemptive relief also would permit the terms of sub-advisory agreements to be changed and the employment of subadvisers to be continued after events that would otherwise cause an automatic termination of a sub-advisory agreement, in each case without investor approval if those changes or continuation are approved by the appropriate Portfolio's Board of Trustees. There is no assurance that the SEC will grant the requested relief. If the requested relief is granted, Growth & Income Portfolio, High Yield Portfolio and U.S. Fixed Income Portfolio would be permitted to employ subadvisers without investor approval, subject to compliance with certain conditions.

LARGE CAP GROWTH PORTFOLIO: Grant D. Hobson and Richard Goldman, Vice Presidents, have been the portfolio managers of Large Cap Growth Portfolio since January 1996. Mr. Hobson is a Senior Portfolio Manager who, since September 1994, has been managing U.S. equity portfolios for trust and pension accounts of Citibank Global Asset Management. He currently manages, or co-manages, more than $4 billion of total assets at Citibank. Prior to joining Citibank in 1993, Mr. Hobson was a securities analyst and sector manager for pension accounts and mutual funds for Axe Houghton, formerly a division of USF&G. Mr. Goldman is a Senior Investment Officer and lead portfolio manager for the Focused Growth Large Cap Funds and has been a member of the Large Cap Growth Team since June 1994. He joined Citibank in 1985 as an assistant portfolio manager, working on quantitative portfolio strategies. Within the investment unit, he has had responsibilities in both product development and portfolio management. From September 1988 through June 1994, Mr. Goldman served as Director of Institutional Investor Relations, where his responsibilities included Citicorp's relationships with its investors and rating agencies. He currently manages, or co-manages, approximately $6 billion of total assets at Citibank.

SMALL CAP GROWTH PORTFOLIO: Marguerite Wagner has been the portfolio manager for Small Cap Growth Portfolio since January, 1999. Ms. Wagner joined Citibank in 1985. Since 1995, she has had portfolio management and research analyst responsibility for an internal mid-cap common trust fund and private equity managed accounts. From 1992 through the end of 1994, Ms. Wagner was a member of the small capitalization equity management group of Citibank Global Asset Management. Prior to 1992, she managed portfolios for the Private Banking Group of Citibank.

GROWTH & INCOME PORTFOLIO: Barbara G. Marcin has been the portfolio manager of Growth & Income Portfolio since its inception. Ms. Marcin is a Senior Portfolio Manager responsible for managing over $600 million in U.S. equity and balanced accounts for individuals, and is a member of Citibank's Global Committee. Since 1995, she has been head of Citibank's U.S. Equity Value Investments team. During 1994, Ms. Marcin was a portfolio manager for U.S. equity and balanced accounts. Prior to joining Citibank as a Vice President and portfolio manager in 1993, she was a Vice President and portfolio manager at Fiduciary Trust Company International. Prior to that, she was with E.F Hutton for three years in the Personal Financial Management Group.

HIGH YIELD PORTFOLIO: Salomon Brothers Asset Management Inc (SBAMInc), Seven World Trade Center, New York, New York, 10048, has served as the subadviser for High Yield Portfolio since its inception. SBAMInc, a registered investment adviser, is a wholly owned subsidiary of Salomon Brothers Holding Company Inc. Salomon Brothers Holding Company Inc is wholly owned by Salomon Smith Barney Holdings Inc, which in turn is a wholly owned subsidiary of Citigroup Inc. Beth
A. Semmel will be the portfolio manager. Ms. Semmel is a Managing Director of SBAM Inc and an Investment Policy Committee Member. She joined SBAM Inc in May 1993. She is a Portfolio Manager and Senior Analyst responsible for SBAMInc's high yield portfolios, for evaluating high yield securities and for covering consumer-related industries. Formerly, Ms. Semmel was with Morgan Stanley Asset Management as a high yield bond analyst; and prior to that, with Kidder Peabody as an equity analyst. Ms. Semmel is a Chartered Financial Analyst and a member of The New York Society of Security Analysts. She holds a BA degree in Math and Computer Science from Colgate University.

U.S. FIXED INCOME PORTFOLIO: Mark Lindbloom, a Vice President of Citibank, has been responsible for the daily management of U.S. Fixed Income Portfolio's securities since its inception, and has been a portfolio manager for fixed income securities since joining Citibank in 1986. Mr. Lindbloom has more than 19 years of investment management experience. Prior to joining Citibank, Mr. Lindbloom was a Fixed Income Portfolio Manager with Brown Brothers Harriman & Co., where he managed fixed income assets for discretionary corporate portfolios.

MANAGEMENT FEES

For the management services Citibank provided to LARGE CAP GROWTH PORTFOLIO during the fiscal year ended October 31, 1998, Citibank received a total of 0.70% of the Portfolio's average daily net assets, after waivers.

For the management services Citibank provided to SMALL CAP GROWTH PORTFOLIO during the fiscal year ended October 31, 1998, Citibank received a total of 0.75% of the Portfolio's average daily net assets, after waivers.

For the management services Citibank provided to GROWTH & INCOME PORTFOLIO during the fiscal year ended October 31, 1998, Citibank received a total of 0.62% of the Portfolio's average daily net assets, after waivers.

For the management services Citibank provides to HIGH YIELD PORTFOLIO and U.S. FIXED INCOME PORTFOLIO, Citibank receives a fee, which is accrued daily and paid monthly, at the annual rate specified below with respect to each Portfolio of the average daily net assets on an annualized basis of that Portfolio for that Portfolio's then-current fiscal year, less the aggregate amount (if any) payable by that Portfolio to one or more subadvisers pursuant to investment advisory or submanagement agreements between the Portfolio and such subadviser.

     High Yield Portfolio                                   0.65%
     U.S. Fixed Income Portfolio                            0.35%

If the aggregate investment advisory or subadvisory fee payable by any of the Portfolios listed above to a subadviser or subadvisers of that Portfolio exceeds the percentage for that Portfolio in the chart above, Citibank will pay that amount to the applicable subadviser or subadvisers on the Portfolio's behalf. Citibank may voluntarily agree to waive a portion of its investment advisory fees.

CAPITAL STOCK

Investments in the Portfolios have no preference, pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolios are not required and have no current intention to hold annual meetings of investors, but the Portfolios hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation or dissolution of a Portfolio, investors in that Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

The Portfolios are series of The Premium Portfolios (known as the "Trust"), which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in a Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in a Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of that Portfolio. However, it is not expected that the liabilities of any Portfolio would ever exceed its assets.

Item 7.  Investor Information.

HOW NET INCOME IS CALCULATED

Each Portfolio calculates its net asset value (NAV) every day the New York Stock Exchange is open for trading (Business Day). This calculation is made at the close of regular trading on the New York Stock Exchange, normally 4:00 p.m. Eastern time. On days when the financial markets in which the Portfolio invests close early, NAV will be calculated as of the close of those markets.

Portfolio securities and other assets are valued primarily on the basis of market quotations, or if quotations are not available, by a method believed to accurately reflect fair value. For foreign securities the values are translated from the local currency into U.S. dollars using current exchange rates. If trading in the currency is restricted, a Portfolio uses a rate believed to reflect the currency's fair value in U.S. dollars. Trading may take place in foreign securities held by a Portfolio on days when the Portfolio is not open for business. As a result, a Portfolio's NAV may change on days on which it is not possible to purchase or sell interests in the Portfolio.

It is intended that a Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIOS

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in each Portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., moneys credited to the account of a Portfolio's custodian bank by a U.S. Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in a Portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the Portfolio from the investor. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

Subject to compliance with applicable regulations, the Portfolio may pay the redemption price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

TAX MATTERS

Each Portfolio expects to be treated as a partnership for U.S. federal income tax purposes. As a result, the Portfolios do not expect to pay any federal income taxes and, generally, investors in a Portfolio should not have to pay federal income taxes when they receive distributions or make withdrawals from a Portfolio. However, each investor in a Portfolio must take into account its share of that Portfolio's ordinary income, expense, capital gains and losses, credits and other items whether or not distributed in determining its income tax liability.

The Trust also expects that investors in a Portfolio which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the requirements applicable to such companies.

The Trust intends to conduct its activities and those of the Portfolios so that they will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an investor in a Portfolio, other than an investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in a Portfolio. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by investors in a Portfolio.

The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in a Portfolio, as well as any state, local or foreign tax consequences to them of investing in a portfolio.

Item 8.  Distribution Arrangements.

The exclusive placement agent for each Portfolio is CFBDS, Inc. CFBDS receives no compensation for serving as the Portfolios' exclusive placement agent.

                                     PART B



Item 10.  Cover Page and Table of Contents.

     This Part B sets forth information with respect to Large Cap Growth Portfolio, Small Cap Growth Portfolio, Growth & Income Portfolio, High Yield Portfolio and U.S. Fixed Income Portfolio, each a series of The Premium Portfolios, an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for each Portfolio is March 1, 1999.



TABLE OF CONTENTS                                                       Page

Portfolio History.......................................................B-2
Description of each Portfolio and Its Investments and Risks.............B-2
Management of each Portfolio............................................B-33
Control Persons and Principal Holders
  of Securities.........................................................B-37
Investment Advisory and Other Services..................................B-38
Brokerage Allocation and Other Practices................................B-43
Capital Stock and Other Securities......................................B-44
Purchase, Redemption and Pricing of
  Securities............................................................B-46
Taxation of each Portfolio..............................................B-48
Underwriters............................................................B-51
Calculations of Performance Data........................................B-51
Financial Statements....................................................B-51

Item 11.  Portfolio History.

     The Premium Portfolios (the "Trust") was organized as a trust under the laws of the State of New York on September 13, 1993. Large Cap Growth Portfolio was designated as a series of the Trust on September 13, 1993. Prior to November 1, 1997 Large Cap Growth Portfolio was known as Equity Portfolio. Small Cap Growth Portfolio was designated as a series of the Trust on August 19, 1994. Prior to November 1, 1997 Small Cap Growth Portfolio was known as Small Cap Equity Portfolio. Growth & Income Portfolio was designated as a series of the Trust on December 15, 1997. High Yield Portfolio and U.S. Fixed Income Portfolio were designated as series of the Trust on August 7, 1998.

Item 12.  Description of each Portfolio and Its Investments and Risks.

     The investment objective of LARGE CAP GROWTH PORTFOLIO is long-term capital growth. Dividend income, if any, is incidental to this investment objective.

     The investment objective of SMALL CAP GROWTH PORTFOLIO is long-term capital growth. Dividend income, if any, is incidental to this investment objective.

     The investment objective of GROWTH & INCOME PORTFOLIO is long-term capital growth and current income.

     The primary investment objective of HIGH YIELD PORTFOLIO is to generate a high level of current income. As a secondary objective, the Portfolio seeks capital appreciation.

     The investment objectives of U.S. FIXED INCOME PORTFOLIO are to generate a high level of current income and preserve the value of the investment of its holders of beneficial interests.

     While it is the policy of each of Large Cap Growth Portfolio and Small Cap Growth Portfolio to invest its assets in a broadly diversified portfolio of equity securities consisting mainly of common stocks of U.S. issuers, each such Portfolio may also invest in other types of securities such as fixed income securities and convertible and non-convertible bonds.

     The policies described above and those described below are not fundamental and may be changed without investor approval.

     Each Portfolio may, but need not, invest in any or all of the investments and utilize any or all of the investment techniques described in Part A to this Registration Statement and herein. The selection of investments and the utilization of investment techniques depend on, among other things, the investment strategies of Citibank, N.A., each Portfolio's investment manager ("Citibank" or the "Manager") or, in the case of High Yield Portfolio, of a subadviser for the Portfolio, conditions and trends in the economy and financial markets, and investments being available on terms that, in Citibank's or a subadviser's opinion, make economic sense.

OPTIONS
     Growth & Income Portfolio and High Yield Portfolio may write covered call and put options and purchase call and put options on securities. Call and put options written by a Portfolio may be covered in the manner set forth below.

     A call option written by Growth & Income Portfolio or High Yield Portfolio is "covered" if the Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if a Portfolio holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or liquid securities in a segregated account. A put option written by a Portfolio is "covered" if the Portfolio maintains cash or liquid securities with a value equal to the exercise price in a segregated account, or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or liquid securities in a segregated account. Put and call options written by a Portfolio may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counterparty with which, the option is traded, and applicable laws and regulations. If the writer's obligation is not so covered, it is subject to the risk of the full change in value of the underlying security from the time the option is written until exercise.

     Growth & Income Portfolio and High Yield Portfolio may purchase options for hedging purposes or to increase their return. Put options may be purchased to hedge against a decline in the value of portfolio securities. If such decline occurs, the put options will permit a Portfolio to sell the securities at the exercise price, or to close out the options at a profit. By using put options in this way, a Portfolio will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs.

     Growth & Income Portfolio and High Yield Portfolio may purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such increase occurs, the call option will permit the Portfolio to purchase the securities at the exercise price, or to close out the options at a profit. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by the Portfolio upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Portfolio.

     Growth & Income Portfolio and High Yield Portfolio may write (sell) covered call and put options and purchase call and put options on stock indices. In contrast to an option on a security, an option on a stock index provides the holder with the right, but not the obligation, to make or receive a cash settlement upon exercise of the option, rather than the right to purchase or sell a security. The amount of this settlement is equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a call) or is below (in the case of a put) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed "index multiplier."

     The Portfolios may cover call options on stock indices by owning securities whose price changes, in the opinion of Citibank or a Subadviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account) upon conversion or exchange of other securities in its portfolio. Where a Portfolio covers a call option on an index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. The Portfolios may also cover call options on stock indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or liquid securities in a segregated account. The Portfolios may cover put options on stock indices by maintaining cash or liquid securities with a value equal to the exercise price in a segregated account, or by holding a put on the same index and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or liquid securities in a segregated account. Put and call options on stock indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded, and applicable laws and regulations.

     The Portfolios will receive a premium from writing a put or call option, which increases a Portfolio's gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which a Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio's stock investments. By writing a put option, a Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by a Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio's losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

     The Portfolios may also purchase put options on stock indices to hedge their investments against a decline in value. By purchasing a put option on a stock index, a Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of a Portfolio's investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio's loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of a Portfolio's security holdings.

     The purchase of call options on stock indices may be used by Growth & Income Portfolio and High Yield Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, a Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on stock indices when a Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

     Growth & Income Portfolio and High Yield Portfolio may purchase and write options on foreign currencies in a manner similar to that in which futures contracts on foreign currencies, or forward contracts, will be utilized.

FUTURES CONTRACTS
     Each of the Portfolios (other than U.S. Fixed Income Portfolio) may enter into stock index futures contracts. Growth & Income Portfolio, High Yield Portfolio and U.S. Fixed Income Portfolio may also enter into interest rate futures contracts, and Growth & Income Portfolio and High Yield Portfolio may enter into foreign currency futures contracts. These investment strategies may be used for hedging purposes and for non-hedging purposes, subject to applicable law.

     A futures contract is an agreement between two parties for the purchase or sale for future delivery of securities or for the payment or acceptance of a cash settlement based upon changes in the value of the securities or of an index of securities. A "sale" of a futures contract means the acquisition of a contractual obligation to deliver the securities called for by the contract at a specified price, or to make or accept the cash settlement called for by the contract, on a specified date. A "purchase" of a futures contract means the acquisition of a contractual obligation to acquire the securities called for by the contract at a specified price, or to make or accept the cash settlement called for by the contract, on a specified date. Futures contracts in the United States have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange. Futures contracts may also be traded on markets outside the U.S.

     Futures contracts provide for the delivery and acceptance of securities, although such deliveries and acceptances are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. Brokerage fees will be incurred when the Portfolio purchases or sells a futures contract. At the same time such a purchase or sale is made, the Portfolio must provide cash or securities as a deposit ("initial deposit") known as "margin." The initial deposit required will vary, but may be as low as 1% or less of a contract's face value. Daily thereafter, the futures contract is valued through a process known as "marking to market," and the Portfolio may receive or be required to pay additional "variation margin" as the futures contract becomes more or less valuable. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was entered into. Interest rate futures, which are typically based on shorter-term interest rates, such as overnight to six-month time periods, settle in cash only rather than by delivery of the underlying instrument.

     Each of the Portfolios (other than U.S. Fixed Income Portfolio) may buy and sell stock index futures contracts to gain stock market exposure while holding cash available for investments and redemptions and may sell such contracts to protect against a decline in the stock market.

     Growth & Income Portfolio, High Yield Portfolio and U.S. Fixed Income Portfolio may purchase or sell interest rate futures contracts or bond futures contracts to attempt to protect the Portfolio from fluctuations in interest rates, to manage the effective maturity or duration of the Portfolio's portfolio in an effort to reduce potential losses, or in an effort to enhance potential gain, without actually buying or selling debt securities. For example, if the Portfolio owned long-term bonds and interest rates were expected to increase, the Portfolio might enter into interest rate futures contracts for the sale of debt securities. Such a sale would have much the same effect as if the Portfolio sold bonds that it owned, or as if the Portfolio sold longer-term bonds and purchased shorter-term bonds. If interest rates did increase, the value of the Portfolio's debt securities would decline, but the value of the futures contracts would increase, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. Similar results could be accomplished by selling bonds, or by selling bonds with longer maturities and investing in bonds with shorter maturities. However, by using futures contracts, the Portfolio avoids having to sell its securities.

     Bond futures may be used for non-hedging purposes. For example, even if a Portfolio were not trying to protect the value of any bonds held by it, if the Manager or a Subadviser anticipates that interest rates are about to rise, depressing future prices of bonds, the Manager or Subadviser may sell bond futures short, closing out the position later at a lower price, if the future prices had fallen, as expected. If the prices had not fallen, the Portfolio would experience a loss and such loss may be unlimited.

     Similarly, when it is expected that interest rates may decline, Growth & Income Portfolio, High Yield Portfolio or U.S. Fixed Income Portfolio might enter into futures contracts for the purchase of debt securities. Such a purchase would be intended to have much the same effect as if the Portfolio purchased bonds, or as if the Portfolio sold shorter-term bonds and purchased longer-term bonds. If interest rates did decline, the value of the futures contracts would increase.

     Growth & Income Portfolio and High Yield Portfolio may purchase and sell foreign currency futures contracts to attempt to protect its current or intended investments from fluctuations in currency exchange rates. Such fluctuations could reduce the dollar value of portfolio securities denominated in foreign currencies, or increase the cost of foreign-denominated securities to be acquired, even if the value of such securities in the currencies in which they are denominated remains constant. A Portfolio may sell futures contracts on a foreign currency, for example, where it holds securities denominated in such currency and it anticipates a decline in the value of such currency relative to the dollar. In the event such decline occurs, the resulting adverse effect on the value of foreign-denominated securities may be offset, in whole or in part, by gains on the futures contracts.

     Conversely, Growth & Income Portfolio and High Yield Portfolio could protect against a rise in the dollar cost of foreign-denominated securities to be acquired by purchasing futures contracts on the relevant currency, which could offset, in whole or in part, the increased cost of such securities resulting from a rise in the dollar value of the underlying currencies. Where a Portfolio purchases futures contracts under such circumstances, however, and the prices of securities to be acquired instead decline, the Portfolio will sustain losses on its futures position which could reduce or eliminate the benefits of the reduced cost of portfolio securities to be acquired.

     Although the use of futures for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position (e.g., if a Portfolio sells a futures contract to protect against losses in the debt securities held by the Portfolio), at the same time the futures contract limits any potential gain which might result from an increase in value of a hedged position.

     In addition, the ability effectively to hedge all or a portion of a Portfolio's investments through transactions in futures contracts depends on the degree to which movements in the value of the securities underlying such contracts correlate with movements in the value of the Portfolio's securities. If the security underlying a futures contract is different than the security being hedged, they may not move to the same extent or in the same direction. In that event, the Portfolio's hedging strategy might not be successful and the Portfolio could sustain losses on these hedging transactions which would not be offset by gains on the Portfolio's other investments or, alternatively, the gains on the hedging transaction might not be sufficient to offset losses on the Portfolio's other investments. It is also possible that there may be a negative correlation between the security underlying a futures contract and the securities being hedged, which could result in losses both on the hedging transaction and the securities. In these and other instances, the Portfolio's overall return could be less than if the hedging transactions had not been undertaken. Similarly, even where a Portfolio enters into futures transactions other than for hedging purposes, the effectiveness of its strategy may be affected by lack of correlation between changes in the value of the futures contracts and changes in value of the securities which the Portfolio would otherwise buy or sell.

     The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, there is the potential that the liquidity of the futures market may be lacking. Prior to expiration, a futures contract may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the contract market on which the futures contracts was originally entered into. While a Portfolio will establish a futures position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular futures contract at any specific time. In that event, it may not be possible to close out a position held by the Portfolio, which could require the Portfolio to purchase or sell the instrument underlying the futures contract or to meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on the ability effectively to use futures transactions for hedging or other purposes.

     The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by the exchanges, which limit the amount of fluctuation in the price of a futures contract during a single trading day and prohibit trading beyond such limits once they have been reached. The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

     Investments in futures contracts also entail the risk that if Citibank's or a Subadviser's investment judgment about the general direction of interest rates, equity markets, or other economic factors is incorrect, the Portfolio's overall performance may be poorer than if any such contract had not been entered into. For example, if Growth & Income Portfolio hedged against the possibility of an increase in interest rates which would adversely affect the price of the Portfolio's bonds and interest rates decrease instead, part or all of the benefit of the increased value of the Portfolio's bonds which were hedged will be lost because the Portfolio will have offsetting losses in its futures positions. Similarly, if Growth & Income Portfolio purchases futures contracts expecting a decrease in interest rates and interest rates instead increased, the Portfolio will have losses in its futures positions which will increase the amount of the losses on the securities in its portfolio which will also decline in value because of the increase in interest rates. In addition, in such situations, if the Portfolio had insufficient cash, the Portfolio might have to sell bonds from its investments to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so.

     Each contract market on which futures contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. Citibank does not believe that these trading and position limits would have an adverse impact on a Portfolio's hedging strategies.

     CFTC regulations require compliance with certain limitations in order to assure that a Portfolio is not deemed to be a "commodity pool" under such regulations. In particular, CFTC regulations prohibit a Portfolio from purchasing or selling futures contracts (other than for bona fide hedging transactions) if, immediately thereafter, the sum of the amount of initial margin required to establish that Portfolio's non-hedging futures positions would exceed 5% of that Portfolio's net assets.

     Each Portfolio will comply with this CFTC requirement, and each Portfolio currently intends to adhere to the additional policies described below. First, an amount of cash or liquid securities will be maintained by each Portfolio in a segregated account so that the amount so segregated, plus the applicable margin held on deposit, will be approximately equal to the amount necessary to satisfy the Portfolio's obligations under the futures contract. The second is that the Portfolio will not enter into a futures contract if immediately thereafter the amount of initial margin deposits on all the futures contracts held by the Portfolio would exceed approximately 5% of the net assets of the Portfolio. The third is that the aggregate market value of the futures contracts held by a Portfolio not exceed approximately 50% of the market value of the Portfolio's total assets other than its futures contracts. For purposes of this third policy, "market value" of a futures contract is deemed to be the amount obtained by multiplying the number of units covered by the futures contract times the per unit price of the securities covered by that contract.

     The use of futures contracts potentially exposes a Portfolio to the effects of "leveraging," which occurs when futures are used so that the Portfolio's exposure to the market is greater than it would have been if the Portfolio had invested directly in the underlying securities. "Leveraging" increases a Portfolio's potential for both gain and loss. As noted above, each of the Portfolios intends to adhere to certain policies relating to the use of futures contracts, which should have the effect of limiting the amount of leverage by the Portfolio.

     The use of futures contracts may increase the amount of taxable income of a Portfolio and may affect the amount, timing and character of a Portfolio's income for tax purposes, as more fully discussed herein in the section entitled "Tax Status."

OPTIONS ON FUTuRES CONTRACTS
     Growth & Income Portfolio and High Yield Portfolio each may purchase and write options to buy or sell futures contracts in which the Portfolio may invest. These investment strategies may be used for hedging purposes and for non-hedging purposes, subject to applicable law.

     An option on a futures contract provides the holder with the right to enter into a "long" position in the underlying futures contract, in the case of a call option, or a "short" position in the underlying futures contract, in the case of a put option, at a fixed exercise price up to a stated expiration date or, in the case of certain options, on such date. Upon exercise of the option by the holder, the contract market clearinghouse establishes a corresponding short position for the writer of the option, in the case of a call option, or a corresponding long position in the case of a put option. In the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits. In addition, the writer of an option on a futures contract, unlike the holder, is subject to initial and variation margin requirements on the option position.

     A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same series (i.e., the same exercise price and expiration date) as the option previously purchased or sold. The difference between the premiums paid and received represents the trader's profits or loss on the transaction.

     Options on futures contracts that are written or purchased by a Portfolio on U.S. exchanges are traded on the same contract market as the underlying futures contract, and, like futures contracts, are subject to regulation by the CFTC and the performance guarantee of the exchange clearinghouse. In addition, options on futures contracts may be traded on foreign exchanges.

     Growth & Income Portfolio and High Yield Portfolio may cover the writing of call options on futures contracts (a) through purchases of the underlying futures contract, (b) through ownership of the instrument, or instruments included in the index underlying the futures contract, or (c) through the holding of a call on the same futures contract and in the same principal amount as the call written where the exercise price of the call held (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or liquid securities in a segregated account. Each Portfolio may cover the writing of put options on futures contracts (a) through sales of the underlying futures contract, (b) through segregation of cash or liquid securities in an amount equal to the value of the security or index underlying the futures contract, (c) through the holding of a put on the same futures contract and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or liquid securities in a segregated account. Put and call options on futures contracts may also be covered in such other manner as may be in accordance with the rules of the exchange on which the option is traded and applicable laws and regulations. Upon the exercise of a call option on a futures contract written by a Portfolio, the Portfolio will be required to sell the underlying futures contract which, if the Portfolio has covered its obligation through the purchase of such contract, will serve to liquidate its futures position. Similarly, where a put option on a futures contract written by a Portfolio is exercised, the Portfolio will be required to purchase the underlying futures contract which, if the Portfolio has covered its obligation through the sale of such contract, will close out its futures position.

     The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the securities deliverable on exercise of the futures contract. A Portfolio will receive an option premium when it writes the call, and, if the price of the futures contract at expiration of the option is below the option exercise price, the Portfolio will retain the full amount of this option premium, which provides a partial hedge against any decline that may have occurred in the Portfolio's security holdings. Similarly, the writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the securities deliverable upon exercise of the futures contract. If a Portfolio writes an option on a futures contract and that option is exercised, the Portfolio may incur a loss, which loss will be reduced by the amount of the option premium received, less related transaction costs. A Portfolio's ability to hedge effectively through transactions in options on futures contracts depends on, among other factors, the degree of correlation between changes in the value of securities held by the Portfolio and changes in the value of its futures positions. This correlation cannot be expected to be exact, and the Portfolio bears a risk that the value of the futures contract being hedged will not move in the same amount, or even in the same direction, as the hedging instrument. Thus it may be possible for a Portfolio to incur a loss on both the hedging instrument and the futures contract being hedged.

     Growth & Income Portfolio and High Yield Portfolio may purchase options on futures contracts for hedging purposes instead of purchasing or selling the underlying futures contracts. For example, where a decrease in the value of portfolio securities is anticipated as a result of a projected market-wide decline or changes in interest or exchange rates, a Portfolio could, in lieu of selling futures contracts, purchase put options thereon. In the event that such decrease occurs, it may be offset, in whole or part, by a profit on the option. Conversely, where it is projected that the value of securities to be acquired by a Portfolio will increase prior to acquisition, due to a market advance or changes in interest or exchange rates, the Portfolio could purchase call options on futures contracts, rather than purchasing the underlying futures contracts.

REPURCHASE AGREEMENTS
     Each Portfolio may invest in repurchase agreements collateralized by securities in which that Portfolio may otherwise invest. Repurchase agreements are agreements by which a Portfolio purchases a security and simultaneously commits to resell that security to the seller (which is usually a member bank of the U.S. Federal Reserve System or a member firm of the New York Stock Exchange (or a subsidiary thereof)) at an agreed-upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed-upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security, usually U.S. government or government agency issues. Under the 1940 Act, repurchase agreements may be considered to be loans by the buyer. A Portfolio's risk is limited to the ability of the seller to pay the agreed-upon amount on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay although a Portfolio may incur certain costs in liquidating this collateral and in certain cases may not be permitted to liquidate this collateral. All repurchase agreements entered into by a Portfolio are fully collateralized, with such collateral being marked to market daily. In the event of the bankruptcy of the other party to a repurchase agreement, a Portfolio could experience delays in recovering either the securities or cash. To the extent that, in the meantime, the value of the securities purchased has decreased, the Portfolio could experience a loss.

REVERSE REPURCHASE AGREEMENTS
     Each Portfolio may enter into reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by the Portfolio and the agreement by the Portfolio to repurchase the securities at an agreed-upon price, date and interest payment. When a Portfolio enters into reverse repurchase transactions, securities of a dollar amount equal in value to the securities subject to the agreement will be segregated. The segregation of assets could impair the Portfolio's ability to meet its current obligations or impede investment management if a large portion of the Portfolio's assets are involved. Reverse repurchase agreements are considered to be a form of borrowing. In the event of the bankruptcy of the other party to a reverse repurchase agreement, a Portfolio could experience delays in recovering the securities sold. To the extent that, in the meantime, the value of the securities sold has increased, the Portfolio could experience a loss.

SECURITIES OF NoN-U.S. ISSUERS
     Each of the Portfolios may invest in securities of non-U.S. issuers. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in U.S. investments. For example, the value of such securities fluctuates based on the relative strength of the U.S. dollar. In addition, there is generally less publicly available information about non-U.S. issuers, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Non-U.S. issuers are generally not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to U.S. issuers. Investments in securities of non-U.S. issuers also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitation on the removal of funds or other assets of a Portfolio, political or financial instability or diplomatic and other developments which would affect such investments. Further, economies of other countries or areas of the world may differ favorably or unfavorably from the economy of the U.S.

     It is anticipated that in most cases the best available market for securities of non-U.S. issuers would be on exchanges or in over-the-counter markets located outside the U.S. Non-U.S. securities markets, while growing in volume and sophistication, are generally not as developed as those in the U.S., and securities of some non-U.S. issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies. Non-U.S. securities trading practices, including those involving securities settlement where a Portfolio's assets may be released prior to receipt of payments, may expose the Portfolios to increased risk in the event of a failed trade or the insolvency of a non-U.S. broker-dealer. In addition, non-U.S. brokerage commissions are generally higher than commissions on securities traded in the U.S. and may be non-negotiable. In general, there is less overall governmental supervision and regulation of non-U.S. securities exchanges, brokers and listed companies than in the U.S.

     Investments in closed-end investment companies which primarily hold securities of non-U.S. issuers may entail the risk that the market value of such investments may be substantially less than their net asset value and that there would be duplication of investment management and other fees and expenses.

     American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and other forms of depositary receipts for securities of non-U.S. issuers provide an alternative method for the Portfolios to make non-U.S. investments. These securities are not usually denominated in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts, respectively, evidencing a similar arrangement.

     ADRs, EDRs, and GDRs may be issued pursuant to sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities traded in the form of depositary receipts. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program. Accordingly, there may be less information available regarding issuers of securities underlying unsponsored programs and there may not be a correlation between such information and the market value of the depositary receipts.

     The Portfolios may invest in securities of non-U.S. issuers that impose restrictions on transfer within the U.S. or to U.S. persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than securities of non-U.S. issuers of the same class that are not subject to such restrictions.

     The risks described above, including the risks of nationalization or expropriation of assets, are typically increased to the extent that a Portfolio invests in issuers located in less developed and developing nations, whose securities markets are sometimes referred to as "emerging securities markets." Investments in securities located in such countries are speculative and subject to certain special risks. Political and economic structures in many of these countries may be in their infancy and developing rapidly, and such countries may lack the social, political and economic stability characteristic of more developed countries. Certain of these countries have in the past failed to recognize private property rights and have at times nationalized and expropriated the assets of private companies.

     In addition, unanticipated political or social developments may affect the value of a Portfolio's investments in these countries and the availability to the Portfolio of additional investments in these countries. The small size, limited trading volume and relative inexperience of the securities markets in these countries may make the Portfolio's investment in such countries illiquid and more volatile than investments in more developed countries, and the Portfolio may be required to establish special custodial or other arrangements before making investments in these countries. There may be little financial or accounting information available with respect to issuers located in these countries, and it may be difficult as a result to assess the value or prospects of an investment in such issuers.

     The Trust's policy is not to invest more than 50% of U.S. Fixed Income Portfolio's assets in the securities of foreign issuers. It is the intention of the Trust to limit U.S. Fixed Income Portfolio's investments in non-U.S. obligations to securities rated A or better and securities which, in the opinion of the Manager, are of comparable quality to such rated securities.

FOREIGN CURRENCY EXCHANGE TRANSACTIONS
     Because each of the Portfolios may buy and sell securities denominated in currencies other than the U.S. dollar, and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Portfolios may enter into currency exchange transactions to convert U.S. currency to non-U.S. currency and non-U.S. currency to U.S. currency, as well as convert one non-U.S. currency to another non-U.S. currency. A Portfolio either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the currency exchange markets, or uses forward contracts to purchase or sell non-U.S. currencies. The Portfolios may also enter into currency hedging transactions in an attempt to protect the value of their assets as measured in U.S. dollars from unfavorable changes in currency exchange rates and control regulations. (Although each Portfolio's assets are valued daily in terms of U.S. dollars, the Trust does not intend to convert a Portfolio's holdings of non-U.S. currencies into U.S. dollars on a daily basis.)

     The Portfolios may convert currency on a spot basis from time to time, and investors should be aware of the costs of currency conversion. Although currency exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a currency at one rate, while offering a lesser rate of exchange should a Portfolio desire to resell that currency to the dealer.

     A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract, agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no fees or commissions are charged at any stage for trades. A Portfolio may enter into forward contracts for hedging and non-hedging purposes, including transactions entered into for the purposes of profiting from anticipated changes in foreign currency exchange rates.

     Forward contracts are traded over-the-counter and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments, and their use involves certain risks beyond those associated with transactions in the futures and options contracts described herein.

     When a Portfolio enters into a contract for the purchase or sale of a security denominated in a non-U.S. currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of non-U.S. currency involved in the underlying security transaction, the Portfolio may be able to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the non-U.S. currency during the period between the date the security is purchased or sold and the date on which payment is made or received.

     When Citibank believes that the currency of a particular country may suffer a substantial decline against the U.S. dollar, a Portfolio may enter into a forward contract to sell, for a fixed amount of U.S. dollars, the amount of non-U.S. currency approximating the value of some or all of the Portfolio's securities denominated in such non-U.S. currency. The precise matching of the forward contract amounts and the value of the securities involved is not generally possible since the future value of such securities in non-U.S. currencies changes as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of a short-term hedging strategy is highly uncertain. The Portfolios generally do not enter into such forward contracts or maintain a net exposure to such contracts where the consummation of the contracts obligates a Portfolio to deliver an amount of non-U.S. currency in excess of the value of the Portfolio's securities or other assets denominated in that currency. Under normal circumstances, consideration of the prospect for currency parities will be incorporated in the investment decisions made with regard to overall diversification strategies. However, Citibank believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of a Portfolio will be served.

     The Portfolios generally would not enter into a forward contract with a term greater than one year. At the maturity of a forward contract, a Portfolio will either sell the security and make delivery of the non-U.S. currency, or retain the security and terminate its contractual obligation to deliver the non-U.S. currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the non-U.S. currency. If a Portfolio retains the security and engages in an offsetting transaction, the Portfolio will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If a Portfolio engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the non-U.S. currency. Should forward prices decline during the period between the date a Portfolio enters into a forward contract for the sale of the non-U.S. currency and the date it enters into an offsetting contract for the purchase of such currency, the Portfolio will realize a gain to the extent the selling price of the currency exceeds the purchase price of the currency. Should forward prices increase, the Portfolio will suffer a loss to the extent that the purchase price of the currency exceeds the selling price of the currency.

     It is impossible to forecast with precision the market value of a Portfolio's securities at the expiration of a forward contract. Accordingly, it may be necessary for a Portfolio to purchase additional non-U.S. currency on the spot market if the market value of the security is less than the amount of non-U.S. currency the Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of such currency. Conversely, it may be necessary to sell on the spot market some of the non-U.S. currency received upon the sale of the security if its market value exceeds the amount of such currency the Portfolio is obligated to deliver.

     Each of the Portfolios may also purchase put options on a non-U.S. currency in order to protect against currency rate fluctuations. If a Portfolio purchases a put option on a non-U.S. currency and the value of the non-U.S. currency declines, the Portfolio will have the right to sell the non-U.S. currency for a fixed amount in U.S. dollars and will thereby offset, in whole or in part, the adverse effect on the Portfolio which otherwise would have resulted. Conversely, where a rise in the U.S. dollar value of another currency is projected, and where a Portfolio anticipates investing in securities traded in such currency, the Portfolio may purchase call options on the non-U.S. currency.

     The purchase of such options could offset, at least partially, the effects of adverse movements in exchange rates. However, the benefit to each Portfolio from purchases of non-U.S. currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, a Portfolio could sustain losses on transactions in non-U.S. currency options which would require it to forgo a portion or all of the benefits of advantageous changes in such rates.

     The Portfolios may write options on non-U.S. currencies for hedging purposes or otherwise to achieve their investment objectives. For example, where a Portfolio anticipates a decline in the value of the U.S. dollar value of a non-U.S. security due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of the security held by the Portfolio may be offset by the amount of the premium received.

     Similarly, instead of purchasing a call option to hedge against an anticipated increase in the cost of a non-U.S. security to be acquired because of an increase in the U.S. dollar value of the currency in which the underlying security is primarily traded, a Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Portfolio to hedge such increased cost up to the amount of the premium. However, the writing of a currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Portfolio would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on currencies, a Portfolio also may be required to forgo all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

     Put and call options on non-U.S. currencies written by a Portfolio will be covered by segregation of cash and liquid securities in an amount sufficient to discharge the Portfolio's obligations with respect to the option, by acquisition of the non-U.S. currency or of a right to acquire such currency (in the case of a call option) or the acquisition of a right to dispose of the currency (in the case of a put option), or in such other manner as may be in accordance with the requirements of any exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

     Investing in ADRs and other depositary receipts presents many of the same risks regarding currency exchange rates as investing directly in securities denominated in currencies other than the U.S. dollar. Because the securities underlying these receipts are traded primarily in non-U.S. currencies, changes in currency exchange rates will affect the value of these receipts. For example, a decline in the U.S. dollar value of another currency in which securities are primarily traded will reduce the U.S. dollar value of such securities, even if their value in the other currency remains constant, and thus will reduce the value of the receipts covering such securities. A Portfolio may employ any of the above described non-U.S. currency hedging techniques to protect the value of its assets invested in depositary receipts.

     Of course, a Portfolio is not required to enter into the transactions described above and does not do so unless deemed appropriate by Citibank. It should also be realized that under certain circumstances the Portfolios may not be able to hedge against a decline in the value of a currency, even if Citibank deems it appropriate to try to do so, because doing so would be too costly. It should also be realized that this method of protecting the value of a Portfolio's securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, they also tend to limit any potential gain which might result should the value of such currency increase.

     Each Portfolio has established procedures consistent with policies of the Securities and Exchange Commission (the "SEC") concerning forward contracts. Those policies currently require that an amount of a Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment. Therefore, each Portfolio expects to always have cash or liquid securities available sufficient to cover any commitments under these contracts.

LENDING OF SECURITIES
     Consistent with applicable regulatory requirements and in order to generate income, each of the Portfolios may lend its securities to broker-dealers and other institutional borrowers. Loans of securities would be secured continuously by collateral in cash, cash equivalents or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, a Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and with respect to cash collateral, would also receive compensation based on investment of the collateral (subject to a rebate payable to the borrower). Where the borrower provides a Portfolio with collateral consisting of U.S. Treasury obligations, the borrower is also obligated to pay the Portfolio a fee for use of the borrowed securities. The Portfolio would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by Citibank or a Subadviser to be of good standing, and when, in the judgment of Citibank or a Subadviser, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, a Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer. If Citibank or a Subadviser determines to make loans, it is not intended that the value of the securities loaned by a Portfolio would exceed 30% of the market value of its total assets.

WHEN-ISSUED SECURITIES
     Each of the Portfolios may purchase securities on a "when-issued" or on a "forward delivery" basis, which means that the securities would be delivered to the Portfolio at a future date beyond customary settlement time. It is expected that, under normal circumstances, the applicable Portfolio would take delivery of such securities. In general, the Portfolio does not pay for the securities until received and does not start earning interest until the contractual settlement date. When a Portfolio commits to purchase a security on a "when-issued" or on a "forward delivery" basis, it sets up procedures consistent with SEC policies. Since those policies currently require that an amount of a Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the Portfolio expects always to have cash or liquid securities sufficient to cover any commitments or to limit any potential risk. However, even though the Portfolios do not intend to make such purchases for speculative purposes and intend to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. For example, a Portfolio may have to sell assets which have been set aside in order to meet redemptions. Also, if Citibank or a Subadviser determines it is advisable as a matter of investment strategy to sell the "when-issued" or "forward delivery" securities, a Portfolio would be required to meet its obligations from the then available cash flow or the sale of securities, or, although it would not normally expect to do so, from the sale of the "when-issued" or "forward delivery" securities themselves (which may have a value greater or less than the Portfolio's payment obligation). An increase in the percentage of a Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.

CONVERTIBLE SECURITIES
     The Portfolios (other than U.S. Fixed Income Portfolio) may invest in convertible securities. A convertible security is a fixed-income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of common stock or other equity securities of the same or a different issuer. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinated to similar non-convertible securities. While providing a fixed-income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a smaller non-convertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation attendant upon a market price advance in the convertible security's underlying common stock.

     In general, the market value of a convertible security is at least the higher of its "investment value" (i.e., its value as a fixed-income security) or its "conversion value" (i.e., its value upon conversion into its underlying stock). As a fixed-income security, a convertible security tends to increase in market value when interest rates decline and tends to decrease in value when interest rates rise. However, the price of a convertible security is also influenced by the market value of the security's underlying common stock. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. While no securities investment is without some risk, investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

RULE 144A SECURITIES
     Consistent with applicable investment restrictions, each of the Portfolios may purchase securities that are not registered ("restricted securities") under the Securities Act of 1933, as amended (the "Securities Act"), but can be offered and sold to "qualified institutional buyers" under Rule 144A under the

Securities Act. However, no Portfolio will invest more than 15% of its net assets (taken at market value) in illiquid investments, which includes securities for which there is no readily available market, securities subject to contractual restrictions on resale and restricted securities, unless, in the case of restricted securities, the Board of Trustees of the Trust determines, based on the trading markets for the specific restricted security, that it is liquid. The Trustees have adopted guidelines and, subject to oversight by the Trustees, have delegated to Citibank or to a Subadviser the daily function of determining and monitoring liquidity of restricted securities.

PRIVATE PLACEMENTS AND ILLIQUID INVESTMENTS
     Each Portfolio may invest up to 15% of its net assets in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for a Portfolio to sell them promptly at an acceptable price.

BANK OBLIGATIONS
     The Portfolios may invest in bank obligations, i.e., certificates of deposit, time deposits (including Eurodollar time deposits) and bankers' acceptances and other short-term debt obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. A bankers' acceptance is a bill of exchange or time draft drawn on and accepted by a commercial bank. It is used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less. A certificate of deposit is a negotiable interest-bearing instrument with a specific maturity. Certificates of deposit are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity. A time deposit is a non-negotiable receipt issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, it earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities.

COMMERCIAL PAPER
     Each Portfolio may invest in commercial paper, which is unsecured debt of corporations usually maturing in 270 days or less from its date of issuance.

OTHER INVESTMENT COMPANIES
     Subject to applicable statutory and regulatory limitations, assets of each Portfolio may be invested in shares of other investment companies. Each Portfolio may invest up to 5% of its assets in closed-end investment companies which primarily hold securities of non-U.S. issuers.

MORTGAGE-BACKED SECURITIES
     Growth & Income Portfolio, High Yield Portfolio and U.S. Fixed Income Portfolio may invest in mortgage-backed securities, which are securities representing interests in pools of mortgage loans. Interests in pools of mortgage-related securities differ from other forms of debt securities which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by prepayments of principal resulting from the sale, refinancing or foreclosure of the underlying property, net of fees or costs which may be incurred. The market value and interest yield of these instruments can vary due to market interest rate fluctuations and early prepayments of underlying mortgages.

     The principal governmental issuers or guarantors of mortgage-backed securities are the Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), and Federal Home Loan Mortgage Corporation ("FHLMC"). Obligations of GNMA are backed by the full faith and credit of the U.S. government while obligations of FNMA and FHLMC are supported by the respective agency only. Although GNMA certificates may offer yields higher than those available from other types of U.S. government securities, GNMA certificates may be less effective than other types of securities as a means of "locking in" attractive long-term rates because of the prepayment feature. For instance, when interest rates decline, the value of a GNMA certificate likely will not rise as much as comparable debt securities due to the prepayment feature. In addition, these prepayments can cause the price of a GNMA certificate originally purchased at a premium to decline in price to its par value, which may result in a loss.

     A portion of the Portfolios' assets may be invested in collateralized mortgage obligations ("CMOs"), which are debt obligations collateralized by mortgage loans or mortgage pass-through securities. Typically, CMOs are collateralized by certificates issued by the GNMA, the FNMA or the FHLMC but also may be collateralized by whole loans or private mortgage pass-through securities (such collateral collectively hereinafter referred to as "Mortgage Assets"). The Portfolios may also invest a portion of their assets in multi-class pass-through securities which are interests in a trust composed of Mortgage Assets. CMOs (which include multi-class pass-through securities) may be issued by agencies, authorities or instrumentalities of the U.S. government or by private originators of or investors in mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs or make scheduled distributions on the multi-class pass-through securities. In a CMO, a series of bonds or certificates is usually issued in multiple classes with different maturities. Each class of CMO, often referred to as a "tranche," is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates, resulting in a loss of all or part of the premium if any has been paid. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semiannual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a series of a CMO in various ways. In a common structure, payments of principal, including any principal prepayments, on the Mortgage Assets are applied to the classes of the series of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class of CMOs until all other classes having an earlier stated maturity or final distribution date have been paid in full.

     Even if the U.S. government or one of its agencies guarantees principal and interest payments of a mortgage-backed security, the market price of a mortgage-backed security is not insured and may be subject to market volatility. When interest rates decline, mortgage-backed securities experience higher rates of prepayment because the underlying mortgages are refinanced to take advantage of the lower rates. The prices of mortgage-backed securities may not increase as much as prices of other debt obligations when interest rates decline, and mortgage-backed securities may not be an effective means of locking in a particular interest rate. In addition, any premium paid for a mortgage-backed security may be lost when it is prepaid. When interest rates go up, mortgage-backed securities experience lower rates of prepayment. This has the effect of lengthening the expected maturity of a mortgage-backed security. This particular risk, referred to as "maturity extension risk," may effectively convert a security that was considered short or intermediate-term at the time of purchase into a long-term security. Long-term securities generally fluctuate more widely in response to changes in interest rates than short or intermediate-term securities. Thus, rising interest rates would not only likely decrease the value of a Portfolio's fixed income securities, but would also increase the inherent volatility of the Portfolio by effectively converting short-term debt instruments into long-term debt instruments. As a result, prices of mortgage-backed securities may decrease more than prices of other debt obligations when interest rates go up.

MORTGAGE "DOLLAR ROLL" TRANSACTIONS
     Growth & Income Portfolio, High Yield Portfolio and U.S. Fixed Income Portfolio may enter into mortgage "dollar roll" transactions pursuant to which it sells mortgage-backed securities for delivery in the future and simultaneously contracts to repurchase substantially similar securities on a specified future date. During the roll period, the Portfolio foregoes principal and interest paid on the mortgage-backed securities. Growth & Income Portfolio, High Yield Portfolio and U.S. Fixed Income Portfolio are compensated for the lost principal and interest by the difference between the current sales price and the lower price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. Growth & Income Portfolio, High Yield Portfolio and U.S. Fixed Income Portfolio may also be compensated by receipt of a commitment fee. However, Growth & Income Portfolio, High Yield Portfolio and U.S. Fixed Income Portfolio take the risk that the market price of the mortgage-backed security will drop below the future purchase price. When the Portfolios use a mortgage dollar roll, they are also subject to the risk that the other party to the agreement will not be able to perform. A "covered roll" is a specific type of dollar roll for which a Portfolio establishes a segregated account with liquid securities equal in value to the securities subject to repurchase by the Portfolio. Growth & Income Portfolio, High Yield Portfolio and U.S. Fixed Income Portfolio will invest only in covered rolls.

CORPORATE ASSET-BACKED SECURITIES
     Growth & Income Portfolio, High Yield Portfolio and U.S. Fixed Income Portfolio may invest in corporate asset-backed securities. These securities, issued by trusts and special purpose corporations, are backed by a pool of assets, such as credit card and automobile loan receivables, representing the obligations of a number of different parties.

     Corporate asset-backed securities present certain risks. For instance, in the case of credit card receivables, these securities may not have the benefit of any security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities. The underlying assets (e.g., loans) are also subject to prepayments which shorten the securities' weighted average life and may lower their return.

     Corporate asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on underlying assets to make payments, the securities may contain elements of credit support which fall into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets.

Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default ensures payment through insurance policies or letters of credit obtained by the issuer or sponsor from third parties. The degree of credit support provided for each issue is generally based on historical information respecting the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that anticipated or failure of the credit support could adversely affect the return on an investment in such a security. It is intended that no more than 5% of U.S. Fixed Income Portfolio's total assets would be invested in corporate asset-backed securities.

SECURITIES RATED BAA OR BBB
     Each Portfolio may purchase securities rated Baa by Moody's or BBB by Standard & Poor's and securities of comparable quality, which may have poor protection of payment of principal and interest. These securities are often considered to be speculative and involve greater risk of default or price changes than securities assigned a higher quality rating due to changes in the issuer's creditworthiness. The market prices of these securities may fluctuate more than higher-rated securities and may decline significantly in periods of general economic difficulty which may follow periods of rising interest rates.

LOWER RATED DEBT SECURITIES
     Growth & Income Portfolio and High Yield Portfolio may invest in lower rated fixed income securities (commonly known as "junk bonds"), to the extent described in Part A to this Registration Statement. The lower ratings of certain securities held by a Portfolio reflect a greater possibility that adverse changes in the financial condition of the issuer or in general economic conditions, or both, or an unanticipated rise in interest rates, may impair the ability of the issuer to make payments of interest and principal. The inability (or perceived inability) of issuers to make timely payment of interest and principal would likely make the values of such securities held by a Portfolio more volatile and could limit the Portfolio's ability to sell its securities at prices approximating the values the Portfolio had placed on such securities. In the absence of a liquid trading market for securities held by it, a Portfolio at times may be unable to establish the fair value of such securities.

     Securities ratings are based largely on the issuer's historical financial condition and the rating agencies' analysis at the time of rating. Consequently, the rating assigned to any particular security is not necessarily a reflection of the issuer's current financial condition, which may be better or worse than the rating would indicate. In addition, the rating assigned to a security by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group (or by any other nationally recognized securities rating organization) does not reflect an assessment of the volatility of the security's market value or the liquidity of an investment in the security.

     Like those of other fixed-income securities, the values of lower rated securities fluctuate in response to changes in interest rates. A decrease in interest rates will generally result in an increase in the value of fixed income securities. Conversely, during periods of rising interest rates, the value of a Portfolio's fixed-income securities will generally decline. The values of lower rated securities may often be affected to a greater extent by changes in general economic conditions and business conditions affecting the issuers of such securities and their industries. Negative publicity or investor perceptions may also adversely affect the values of lower rated securities. Changes by recognized rating services in their ratings of any fixed-income security and changes in the ability of an issuer to make payments of interest and principal may also affect the value of these investments. Changes in the value of portfolio securities generally will not affect income derived from these securities, but will affect a Portfolio's net asset value. A Portfolio will not necessarily dispose of a security when its rating is reduced below its rating at the time of purchase. However, Citibank or a Subadviser will monitor the investment to determine whether its retention will assist in meeting the Portfolio's investment objective.

     Issuers of lower rated securities are often highly leveraged, so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. Such issuers may not have more traditional methods of financing available to them and may be unable to repay outstanding obligations at maturity by refinancing. The risk of loss due to default in payment of interest or repayment of principal by such issuers is significantly greater because such securities frequently are unsecured and subordinated to the prior payment of senior indebtedness.

     To the extent Growth & Income Portfolio and High Yield Portfolio invest in securities in the lower rating categories, the achievement of a Portfolio's objective is more dependent on Citibank's or a Subadviser's investment analysis than would be the case if the Portfolio were investing in securities in the higher rating categories. This may be particularly true with respect to tax-exempt securities, as the amount of information about the financial condition of an issuer of tax-exempt securities may not be as extensive as that which is made available by corporations whose securities are publicly traded.

CALL FEATURES
     Certain securities held by Growth & Income Portfolio and High Yield Portfolio may permit the issuer at its option to "call," or redeem, its securities. If an issuer were to redeem securities held by the Portfolio during a time of declining interest rates, the Portfolio may not be able to reinvest the proceeds in securities providing the same investment return as the securities redeemed.

ZERO-COUPON AND PAYMENT-IN-KIND BONDS
     Growth & Income Portfolio and High Yield Portfolio may invest without limit in "zero-coupon" bonds and "payment-in-kind" bonds. U.S. Fixed Income Portfolio may invest up to 15% of its assets in zero coupon obligations, such as zero coupon bonds. Zero-coupon bonds are issued at a significant discount from their principal amount in lieu of paying interest periodically. Payment-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. Because zero-coupon and payment-in kind bonds do not pay current interest in cash, their value is subject to greater fluctuation in response to changes in market interest rates than bonds that pay interest currently. Both zero-coupon and payment-in-kind bonds allow an issuer to avoid the need to generate cash to meet current interest payments. Accordingly, such bonds may involve greater credit risks than bonds paying interest currently in cash. A Portfolio is required to accrue interest income on such investments and to distribute such amounts at least annually to investors even though such bonds do not pay current interest in cash. Thus, it may be necessary at times for a Portfolio to liquidate investments in order to satisfy its dividend requirements.

U.S. GOVERNMENT SECURITIES
     Each of the Portfolios may invest in debt obligations that are backed, as to the timely payment of interest and principal, by the full faith and credit of the U.S. government. Each Portfolio may also invest in other obligations issued by agencies or instrumentalities of the U.S. government, some of which are supported by the right of the issuer to borrow from the U.S. Treasury and some of which are backed only by the credit of the issuer itself.

     The debt obligations in which assets of a Portfolio may be invested include (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance: U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to 10 years), and U.S. Treasury bonds (generally maturities of greater than 10 years); and (2) obligations issued or guaranteed by U.S. government agencies, authorities or instrumentalities.

     When and if available, U.S. government obligations may be purchased at a discount from face value. However, it is not intended that such securities will be held to maturity for the purpose of achieving potential capital gains, unless current yields on these securities remain attractive.

     ALTHOUGH U.S. GOVERNMENT OBLIGATIONS WHICH ARE PURCHASED FOR A PORTFOLIO MAY BE BACKED, AS TO THE TIMELY PAYMENT OF INTEREST AND PRINCIPAL, BY THE FULL FAITH AND CREDIT OF THE U.S. GOVERNMENT, INTERESTS IN A PORTFOLIO ARE NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT OR ITS AGENCIES, AUTHORITIES OR INSTRUMENTALITIES.

SHORT SALES "AGAINST THE BOX"
     In a short sale, High Yield Portfolio or U.S. Fixed Income Portfolio sells a borrowed security and has a corresponding obligation to the lender to return the identical security. High Yield Portfolio or U.S. Fixed Income Portfolio, in accordance with applicable investment restrictions, may engage in short sales only if at the time of the short sale it owns or has the right to obtain, at no additional cost, an equal amount of the security being sold short. This investment technique is known as a short sale "against the box."

     In a short sale, the seller does not immediately deliver the securities sold and is said to have a short position in those securities until delivery occurs. If High Yield Portfolio or U.S. Fixed Income Portfolio engages in a short sale, the collateral for the short position is maintained for the Portfolio by the custodian or qualified sub- custodian. While the short sale is open, an amount of securities equal in kind and amount to the securities sold short or securities convertible into or exchangeable for such equivalent securities are maintained in a segregated account for the Portfolio. These securities constitute the Portfolio's long position.

     High Yield Portfolio and U.S. Fixed Income Portfolio do not engage in short sales against the box for investment purposes. A Portfolio may, however, make a short sale against the box as a hedge, when it believes that the price of a security may decline, causing a decline in the value of a security owned by the Portfolio (or a security convertible or exchangeable for such security). In such case, any future losses in the Portfolio's long position should be reduced by a gain in the short position. Conversely, any gain in the long position should be reduced by a loss in the short position. The extent to which such gains or losses are reduced depends upon the amount of the security sold short relative to the amount the Portfolio owns. There are certain additional transaction costs associated with short sales against the box, but each Portfolio endeavors to offset these costs with the income from the investment of the cash proceeds of short sales.

     The Manager does not expect that more than 40% of High Yield Portfolio's or U.S. Fixed Income Portfolio's total assets would be involved in short sales against the box. The Manager does not currently intend to engage in such sales.

SWAPS AND RELATED TRANSACTIONS
     High Yield may enter into interest rate swaps, currency swaps, equity swaps and other types of available swap agreements, such as caps, collars and floors, for the purpose of attempting to obtain a particular desired return at a lower cost to the Portfolio than if the Portfolio had invested directly in an instrument that yielded that desired return. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest. An equity swap is an agreement to exchange cash flows on a principal amount based on changes in the values of the reference index. A currency swap is an agreement to exchange cash flows on a principal amount based on changes in the values of the currency exchange rates. In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the counterparty. For example, the purchase of an interest rate cap entitles the buyer, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a contractually-based principal amount from the counterparty selling such interest rate cap. The sale of an interest rate floor obligates the seller to make payments to the extent that a specified interest rate falls below an agreed-upon level. A collar arrangement combines elements of buying a cap and selling a floor.

     The Portfolio will maintain liquid assets with its custodian or otherwise cover its current obligations under swap transactions in accordance with current regulations and policies applicable to the Portfolio.

     The most significant factor in the performance of swaps, caps, floors and collars is the change in the specific interest rate, equity, currency or other factor that determines the amount of payments to be made under the arrangement. If the Manager or a Subadviser is incorrect in its forecasts of such factors, the investment performance of the Portfolio would be less than what it would have been if these investment techniques had not been used. If a swap agreement calls for payments by the Portfolio, the Portfolio must be prepared to make such payments when due. The Portfolio will not enter into any swap unless the Manager or a Subadviser deems the counterparty to be creditworthy. If the counterparty's creditworthiness declined, the value of the swap agreement would be likely to decline, potentially resulting in losses. If the counterparty defaults, the Portfolio's risk of loss consists of the net amount of payments that the Portfolio is contractually entitled to receive. The Portfolio anticipates that it will be able to eliminate or reduce its exposure under these arrangements by assignment or other disposition or by entering into an offsetting agreement with the same or another counterparty.

     Swap agreements are subject to the Portfolio's overall limit that not more than 15% of its net assets may be invested in illiquid securities.

     Engaging in swap and related transactions may involve leveraging. Leveraging adds increased risks to the Portfolio, because the Portfolio's losses may be out of proportion to the amount invested in the instrument -- a relatively small investment may lead to much greater losses.

ADDITIONAL DISCLOSURE REGARDING DERIVATIVES
     Transactions in options may be entered into on U.S. exchanges regulated by the SEC, in the over-the-counter market and on foreign exchanges, while forward contracts may be entered into only in the over-the-counter market. Futures contracts and options on futures contracts may be entered into on U.S. exchanges regulated by the CFTC and on foreign exchanges. The securities underlying options and futures contracts traded by a Portfolio may include domestic as well as foreign securities. Investors should recognize that transactions involving foreign securities or foreign currencies, and transactions entered into in foreign countries, may involve considerations and risks not typically associated with investing in U.S. markets.

     Transactions in options, futures contracts, options on futures contracts and forward contracts entered into for non-hedging purposes involve greater risk and could result in losses which are not offset by gains on other portfolio assets. For example, a Portfolio may sell futures contracts on an index of securities in order to profit from any anticipated decline in the value of the securities comprising the underlying index. In such instances, any losses on the futures transactions will not be offset by gains on any portfolio securities comprising such index, as might occur in connection with a hedging transaction.

ADDITIONAL INFORMATION
     At times, a substantial portion of Growth & Income Portfolio's assets may be invested in securities as to which the Portfolio, by itself or together with other funds and accounts managed by Citibank and its affiliates, holds all or a major portion. Although Citibank generally considers such securities to be liquid because of the availability of an institutional market for such securities, it is possible that, under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Portfolio could find it more difficult to sell these securities when Citibank believes it advisable to do so or may be able to sell the securities only at prices lower than if they were more widely held. Under these circumstances, it may also be more difficult to determine the fair value of such securities for purposes of computing the Portfolio's net asset value. In order to enforce its rights in the event of a default under such securities, the Portfolio may be required to participate in various legal proceedings or take possession of and manage assets securing the issuer's obligations on such securities. This could increase the Portfolio's operating expenses and adversely affect the Portfolio's net asset value. In addition, the Portfolio's intention to qualify as a "regulated investment company" under the Internal Revenue Code may limit the extent to which the Portfolio may exercise its rights by taking possession of such assets.

DEFENSIVE STRATEGIES
     Each Portfolio may, from time to time, take temporary defensive positions that are inconsistent with the Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolios may invest without limit in high quality money market and other short-term instruments, and may not be pursuing their investment goals.

                            INVESTMENT RESTRICTIONS

FUNDAMENTAL RESTRICTIONS

     The Trust, on behalf of each Portfolio, has adopted the following policies which may not be changed with respect to any Portfolio without approval by holders of a majority of the outstanding voting securities of that Portfolio, which as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding voting securities of the Portfolio present at a meeting at which the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

     None of the Portfolios may :

     (1) Borrow money, except that as a temporary measure for extraordinary or emergency purposes it may borrow in an amount not to exceed 1/3 of the current value of its net assets, including the amount borrowed; or purchase any securities at any time at which borrowings exceed 5% of the total assets of the Portfolio, taken at market value. It is intended that a Portfolio would borrow money only from banks and only to accommodate requests for the repurchase of beneficial interests in the Portfolio while effecting an orderly liquidation of portfolio securities.

     (2) Make loans to other persons except (a) through the lending of its portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value), (b) through the use of repurchase agreements or fixed time deposits or the purchase of short-term obligations or (c) by purchasing all or a portion of an issue of debt securities of types commonly distributed privately to financial institutions. The purchase of short-term commercial paper or a portion of an issue of debt securities which is part of an issue to the public shall not be considered the making of a loan.

     (3) Purchase securities of any issuer if such purchase at the time thereof would cause with respect to 75% of the total assets of the Portfolio more than 10% of the voting securities of such issuer to be held by the Portfolio; provided that, for purposes of this restriction, the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract; and provided further that the Portfolio may invest all or any portion of its assets in one or more investment companies to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

     (4) Purchase securities of any issuer if such purchase at the time thereof would cause as to 75% of the Portfolio's total assets more than 5% of the Portfolio's assets (taken at market value) to be invested in the securities of such issuer (other than securities or obligations issued or guaranteed by the United States, any state or political subdivision thereof, or any political subdivision of any such state, or any agency or instrumentality of the United States or of any state or of any political subdivision of any state); provided that, for purposes of this restriction, the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract; and provided further that the Portfolio may invest all or any portion of its assets in or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

     (5) Concentrate its investments in any particular industry, but if it is deemed appropriate for the achievement of the Portfolio's investment objective, up to 25% of its assets, at market value at the time of each investment, may be invested in any one industry, except that positions in futures contracts shall not be subject to this restriction.

     (6) Underwrite securities issued by other persons, except that all or any portion of the assets of the Portfolio may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act, and except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act in selling a security.

     (7) Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business (the foregoing shall not be deemed to preclude the Portfolio from purchasing or selling futures contracts or options thereon, and the Portfolio reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities by the Portfolio).

     (8) Issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

     For purposes of restriction (1) above, covered mortgage dollar rolls and arrangements with respect to securities lending are not treated as borrowing.

NON-FUNDAMENTAL RESTRICTIONS

     Each of Large Cap Growth Portfolio, Small Cap Growth Portfolio, High Yield Portfolio and U.S. Fixed Income Portfolio does not as a matter of operating policy:

     (i) purchase any securities for the Portfolio at any time at which borrowings exceed 5% of the total assets of the Portfolio (taken at market value), or

     (ii) purchase securities issued by any registered investment company in reliance on the provisions of Sections 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act and the rules and regulations thereunder except to the extent not prohibited by the 1940 Act, rules and regulations thereunder and exemptive orders granted thereunder.

     These policies are not fundamental and may be changed by each Portfolio without the approval of its holders of the beneficial interests.

PERCENTAGE AND RATING RESTRICTIONS

     If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities or a later change in the rating of the securities held for a Portfolio will not be considered a violation of policy.

Item 13.  Management of each Portfolio.

     The Trustees and officers of each Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated below, the address of each Trustee and officer is 21 Milk Street, Boston, Massachusetts 02109. The address of each Portfolio is Elizabethan Square, George Town, Grand Cayman, Cayman Islands, British West Indies.

                                    TRUSTEES

ELLIOTT J. BERV; 55 -- Chairman and Director, Catalyst, Inc. (Management Consultants) (since June 1992); President, Chief Operating Officer and Director, Deven International, Inc. (International Consultants) (June 1991 to June 1992); President and Director, Elliott J. Berv & Associates (Management Consultants) (since May 1984). His address is 24 Atlantic Drive, Scarborough, Maine.

PHILIP W. COOLIDGE*; 47 -- President of the Portfolios; Chief Executive Officer and President, Signature Financial Group, Inc. and CFBDS, Inc.

MARK T. FINN; 55 -- President and Director, Delta Financial, Inc. (since June
1983); Chairman of the Board and Chief Executive Officer, FX 500 Ltd. (Commodity Trading Advisory Firm) (since April 1990); General Partner and Shareholder, Greenwich Ventures LLC (Investment Partnership) (since January
1996); President and Secretary, Phoenix Trading Co. (Commodity Trading Advisory
Firm) (since March 1997); Director, Vantage Consulting Group, Inc. (since October 1988). His address is 3500 Pacific Avenue, P.O. Box 539, Virginia Beach, Virginia.

C. OSCAR MORONG, JR.; 63 -- Chairman of the Board of Trustees of the Portfolios; Managing Director, Morong Capital Management (since February 1993); Senior Vice President and Investment Manager, CREF Investments, Teachers Insurance & Annuity Association (retired, January 1993); Director, Indonesia Fund; Trustee, MAS Funds (since 1993). His address is 1385 Outlook Drive, West, Mountainside, New Jersey.

WALTER E. ROBB, III; 72 -- President, Benchmark Consulting Group, Inc. (since
1991); Principal, Robb Associates (Corporate Financial Advisors) (since 1978); President, Benchmark Advisors, Inc. (Corporate Financial Advisors) (since
1989); Trustee of certain registered investment companies in the MFS Family of Funds. His address is 35 Farm Road, Sherborn, Massachusetts.

E. KIRBY WARREN; 64 -- Professor of Management, Graduate School of Business, Columbia University (since 1987); Samuel Bronfman Professor of Democratic Business Enterprise (1978 to 1987). His address is Columbia University, Graduate School of Business, 725 Uris Hall, New York, New York.

                                    OFFICERS

PHILIP W. COOLIDGE*; 47 -- President of the Portfolios; Chief Executive Officer and President, Signature Financial Group, Inc. and CFBDS, Inc.

CHRISTINE A. DRAPEAU*; 28 -- Assistant Secretary and Assistant Treasurer of the Portfolios; Vice President, Signature Financial Group, Inc. (since January
1996); Paralegal and Compliance Officer, various financial companies (July 1992 to January 1996).

TAMIE EBANKS-CUNNINGHAM*; 26 -- Assistant Secretary of the Portfolios; Office Manager, Signature Financial Group (Cayman) Ltd. (since April 1995); Administrator, Cayman Islands Primary School (prior to April 1995). Her address is P.O. Box 2494, Elizabethan Square, George Town, Grand Cayman, Cayman Islands, B.W.I.

JOHN R. ELDER*; 50 -- Treasurer of the Portfolios; Vice President, Signature Financial Group, Inc. (since April, 1995); Assistant Treasurer, CFBDS, Inc. (since April 1995); Treasurer of the Phoenix Family of Mutual Funds, Phoenix Home Life Mutual Insurance Company (1983 to March 1995).

LINDA T. GIBSON*; 33 -- Secretary of the Portfolios; Senior Vice President, Signature Financial Group, Inc.; Secretary, CFBDS, Inc.

JAMES E. HOOLAHAN*; 52 -- Vice President, Assistant Secretary and Assistant Treasurer of the Portfolios; Senior Vice President, Signature Financial Group, Inc.

SUSAN JAKUBOSKI*; 34 -- Vice President, Assistant Treasurer and Assistant Secretary of the Portfolios; Vice President, Signature Financial Group (Cayman) Ltd. (since August 1994); Fund Compliance Administrator, Concord Financial Group (November 1990 to August 1994).

MOLLY S. MUGLER*; 47 -- Assistant Secretary and Assistant Treasurer of the Portfolios; Vice President, Signature Financial Group, Inc.; Assistant Secretary, CFBDS, Inc.

CLAIR TOMALIN*; 30 -- Assistant Secretary of the Portfolios; Office Manager, Signature Financial Group (Europe) Limited. Her address is 117 Charterhouse Street, London ECIM 6AA.

SHARON M. WHITSON*; 50 -- Assistant Secretary and Assistant Treasurer of the Portfolios; Assistant Vice President, Signature Financial Group, Inc.

JULIE J. WYETZNER*; 39 -- Vice President, Assistant Secretary and Assistant Treasurer of the Portfolios; Vice President, Signature Financial Group, Inc.

The Trustees and officers of the Portfolios also hold comparable positions with certain other funds for which Signature Financial Group (Cayman) Ltd. ("SFG" or the "Sub-Administrator"), each Portfolio's sub-administrator and a wholly-owned subsidiary of Signature Financial Group, Inc., or an affiliate serves as the distributor or administrator. Mr. Coolidge is also a Trustee of CitiFunds Trust I, CitiFunds Trust II and CitiFunds Fixed Income Trust, open-end investment companies, series of each of which are investors in one or more Portfolios, and each officer of the Portfolios holds the same position with those investment companies.

The Trustees of the Portfolios received the following remuneration from the Portfolios during their fiscal years ended October 31, 1998:

                          TRUSTEE COMPENSATION TABLE


              Aggregate      Aggregate    Aggregate                   Aggregate
               Compen-        Compen-      Compen-      Aggregate      Compen-         Total
             sation from   sation from   sation from     Compen-     sation from      Compen-
              Large Cap     Small Cap      Growth &    sation from    U.S. Fixed    sation from
               Growth        Growth         Income     High Yield       Income       Trust and
              Portfolio     Portfolio     Portfolio     Portfolio     Portfolio       Complex
Trustee        (1)(2)        (1)(2)         (1)(2)       (2)(3)         (2)(3)        (1)(2)

Elliott J.
Berv           $1,958       $1,607          $728         $1,825        $1,825        $53,750
Philip W.
Coolidge         $0           $0             $0           $0            $0             $0
Mark T.
Finn           $1,818       $1,544          $721         $1,825        $1,825        $52,000
C. Oscar
Morong,
Jr.             $970         $970           $970         $970          $970          $71,000
Walter E.
Robb, III      $1,858       $1,559          $722         $687          $687          $50,000
E. Kirby
Warren         $640         $640           $640         $640          $640           $49,000


(1) Information relates to the fiscal year ended October 31, 1998.
(2) Messrs. Berv, Coolidge, Finn, Morong, Robb and Warren are trustees of 27, 49, 26, 40, 30 and 40, funds, respectively, in the family of open-end registered investment companies advised or managed by Citibank.
(3) Information is estimated for the fiscal year ending October 31, 1999.

     The Portfolios' Declaration of Trust provides that each Portfolio will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolios, unless, as to liability to a Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

Item 14.  Control Persons and Principal Holders of Securities.

     As of February 22, 1999, beneficial interests in the Portfolios were held as follows:


--------------------------------------------------------------------------------------
                               Large Cap      Small Cap    Growth &      U.S. Fixed
                               Growth         Growth       Income        Income
                               Portfolio      Portfolio    Portfolio     Portfolio
--------------------------------------------------------------------------------------
CitiFundsSM  Intermediate
Income Portfolio               N/A            N/A          N/A           86.99%
--------------------------------------------------------------------------------------
CitiFunds Intermediate
Income Portfolio, Ltd.         N/A            N/A          N/A           13.01%
--------------------------------------------------------------------------------------
CitiFunds Large Cap
Growth Portfolio               69.69%         N/A          N/A           N/A
--------------------------------------------------------------------------------------
CitiFunds Large Cap
Growth Portfolio, Ltd.         17.18%         N/A          N/A           N/A
--------------------------------------------------------------------------------------
CitiFundsSM Small Cap
Growth Portfolio               N/A            16.68%       N/A           N/A
--------------------------------------------------------------------------------------
CitiFunds Small Cap
Growth Portfolio, Ltd.         N/A            5.14%        N/A           N/A
--------------------------------------------------------------------------------------
CitiFundsSM  Growth &
Income Portfolio               N/A            N/A          75.78%        N/A
--------------------------------------------------------------------------------------
CitiFunds Growth &
Income Portfolio, Ltd.         N/A            N/A          24.22%        N/A
--------------------------------------------------------------------------------------
CitiSelect(R)Folio 200         1.72%          7.79%        N/A           N/A
--------------------------------------------------------------------------------------
CitiSelect(R)Folio 300         3.73%          16.92%       N/A           N/A
--------------------------------------------------------------------------------------
CitiSelect(R)Folio 400         4.13%          28.92%       N/A           N/A
--------------------------------------------------------------------------------------
CitiSelect(R)Folio 500         1.35%          13.29%       N/A           N/A
--------------------------------------------------------------------------------------
CitiSelect Ltd Folio 200       0.76%          3.27%        N/A           N/A
--------------------------------------------------------------------------------------
CitiSelect Ltd Folio 300       0.88%          4.12%        N/A           N/A
--------------------------------------------------------------------------------------
CitiSelect Ltd Folio 400       0.41%          2.71%        N/A           N/A
--------------------------------------------------------------------------------------
CitiSelect Ltd Folio 500       0.15%          1.16%        N/A           N/A
--------------------------------------------------------------------------------------

     The address of each of CitiFunds Intermediate Income Portfolio, Ltd., CitiFunds Large Cap Growth Portfolio, Ltd., CitiFunds Small Cap Growth Portfolio, Ltd., CitiFunds Growth & Income Portfolio, Ltd. and CitiSelect Ltd Folios 200-500 is c/o Maples and Calder, P.O. Box 309, Ugland House, George Town, Grand Cayman, Cayman Islands, British West Indies.

     The address of each of CitiFunds Intermediate Income Portfolio, CitiFunds Large Cap Growth Portfolio, CitiFunds Small Cap Growth Portfolio, CitiFunds Growth & Income Portfolio and CitiSelect Folios 200-500 (the "Funds") is 21 Milk Street, Boston, Massachusetts 02109. CitiFunds Large Cap Growth Portfolio, CitiFunds Small Cap Growth Portfolio, and CitiFunds Growth & Income Portfolio are series of CitiFunds Trust II; CitiSelect Folios 200-500 are series of CitiFunds Trust I; and CitiFunds Intermediate Income Portfolio is a series of CitiFunds Fixed Income Trust. CitiFunds Trust I, CitiFunds Trust II and CitiFunds Fixed Income Trust are each Massachusetts business trusts and are registered under the 1940 Act as investment companies.

     The Funds control certain Portfolios by virtue of owning of the outstanding interests in these Portfolios, as noted above. The Funds have informed the appropriate Portfolios that whenever requested to vote on matters pertaining to the Portfolios (other than a vote to continue the Portfolios following the withdrawal of an investor) each will hold a meeting of shareholders and will cast its vote as instructed by its shareholders, or otherwise act in accordance with applicable law. Notwithstanding the foregoing, at any meeting of shareholders of a Fund, a service agent may vote any shares of which it is the holder of record and for which it does not receive voting instructions proportionately in accordance with instructions it received for all other shares of which that service agent is the holder of record.

Item 15.  Investment Advisory and Other Services.

     Citibank manages the assets of each Portfolio pursuant to separate management agreements relating to each Portfolio ("Management Agreements"). Subject to such policies as the Board of Trustees may determine, Citibank manages the securities of each Portfolio and makes investment decisions for each Portfolio. Citibank furnishes at its own expense all services, facilities and personnel necessary in connection with managing each Portfolio's investments and effecting securities transactions for each Portfolio. Each Management Agreement with the Trust provides that Citibank may delegate the daily management of the securities of each Portfolio to one or more subadvisers. The Management Agreement for each of the Portfolios continues in effect for an initial two-year period and thereafter from year to year as long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the applicable Portfolio, and, in either case, by a majority of the Trustees of the Portfolios who are not parties to a Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on a Management Agreement.

     Citibank provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the Trust's independent contractors and agents; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; and arranging for the maintenance of books and records of the Trust. Trustees, officers, and investors in the Trust are or may be or may become interested in Citibank, as directors, officers, employees, or otherwise and directors, officers and employees of Citibank are or may become similarly interested in the Trust.

     Each Management Agreement provides that Citibank may render services to others. Each Management Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Trust when authorized either by a vote of a majority of the outstanding voting securities of the applicable Portfolio or by a vote of a majority of the Board of Trustees of the Trust, or by Citibank on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. Each Management Agreement with the Trust provides that neither Citibank nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the applicable Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under a Management Agreement.

     For its services under the Management Agreements, Citibank receives a fee, which is accrued daily and paid monthly, at the annual rate specified below with respect to each Portfolio of the average daily net assets on an annualized basis of that Portfolio for that Portfolio's then-current fiscal year, less the aggregate amount (if any) payable by that Portfolio to one or more subadvisers pursuant to investment advisory or submanagement agreements between the Portfolio and such subadviser.

     Large Cap Growth Portfolio                        0.60%
     Small Cap Growth Portfolio                        0.75%
     Growth & Income Portfolio                         0.70%
     High Yield Portfolio                              0.65%
     U.S. Fixed Income Portfolio                       0.35%

     If the aggregate investment advisory or subadvisory fee payable by any of the Portfolios listed above to a subadviser or subadvisers of that Portfolio exceeds the percentage for that Portfolio in the chart above, Citibank will pay that amount to the applicable subadviser or subadvisers on the Portfolio's behalf. Citibank may voluntarily agree to waive a portion of its investment advisory fees.

     For the fiscal years ended December 31, 1995 and 1996 the fees paid to Citibank under a prior investment advisory agreement with respect to Large Cap Growth Portfolio were $1,049,008 and $1,387,227, respectively. For the period from January 1, 1997 to October 31, 1997 the fees paid to Citibank under its investment advisory agreement with respect to Large Cap Growth Portfolio were $1,312,700. For the fiscal year ended October 31, 1998 the fees paid to Citibank under its Management Agreement with respect to Large Cap Growth Portfolio were $3,167,841.

     For the period from June 21, 1995 (commencement of operations) to December 31, 1995 and the fiscal year ended December 31, 1996 the fees payable to Citibank under a prior investment advisory agreement with respect to Small Cap Growth Portfolio were $10,222 (all of which was voluntarily waived) and $147,259 (of which $100,088 was voluntarily waived), respectively. For the period from January 1, 1997 to October 31, 1997 the fees paid to Citibank under its investment advisory agreement with respect to Small Cap Growth Portfolio were $284,285 (of which $57,125 was voluntarily waived). For the fiscal year ended October 31, 1998 the fees paid to Citibank under its Management Agreement with respect to Small Cap Growth Portfolio were $1,673,322.

     For the period from March 2, 1998 (commencement of operations) to October 31, 1998, the fees paid to Citibank under its Management Agreement with respect to Growth & Income Portfolio were $246,222.

     High Yield Portfolio and U.S. Fixed Income Portfolio had no investment operations during the fiscal year ended October 31, 1998.

     For the fiscal years ended December 31, 1995 and 1996 and the period from January 1, 1997 to October 31, 1997, The Premium Portfolios paid SFG under a prior administrative services agreement $104,901, $138,723 and $131,270, respectively, with respect to Large Cap Growth Portfolio. For the period June 21, 1995 (commencement of operations) to December 31, 1995, the fiscal year ended December 31, 1996 and the period from January 1, 1997 to October 31, 1997, The Premium Portfolios was obligated to pay SFG under a prior administrative services agreement $682 (all of which was voluntarily waived), $9,817 (all of which was voluntarily waived) and $18,952 (of which $13,008 was voluntarily waived), respectively, with respect to Small Cap Growth Portfolio.

     The Trust has entered into a separate Submanagement Agreement with SBAMInc for High Yield Portfolio. SBAMInc's compensation is payable by High Yield Portfolio (with a corresponding reduction in Citibank's management fee).

     For its services to High Yield Portfolio, SBAMInc, as subadviser to High Yield Portfolio, receives a fee, which is accrued daily and paid monthly, at the annual rate specified below with respect to High Yield Portfolio of the average daily net assets on an annualized basis of that Portfolio allocated to SBAMInc for that Portfolio's then-current fiscal year. These fees reduce the fee payable to Citibank by the Portfolio as described above.

                      0.45% on the first $100 million
                      0.40% on assets in excess of $100 million

     It is SBAMInc's responsibility to make the day-to-day investment decisions for its allocated assets of High Yield Portfolio, and to place the purchase and sales orders for securities transactions concerning those assets, subject in all cases to the general supervision of Citibank. SBAMInc furnishes at its own expense all services, facilities and personnel necessary in connection with managing the assets of High Yield Portfolio allocated to it and effecting securities transactions concerning those assets.

     The Submanagement Agreement will continue in effect as to High Yield Portfolio for an initial two-year period and thereafter as long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust as to High Yield Portfolio or by a vote of a majority of the outstanding voting securities of the Portfolio, and, in either case, by a majority of the Trustees of the Trust who are not parties to the Submanagement Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Submanagement Agreement.

     The Submanagement Agreement provides that SBAMInc may render services to others. The Submanagement Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Trust, when authorized either by a vote of a majority of the outstanding voting securities of High Yield Portfolio or by a vote of a majority of the Board of Trustees of the Trust, or by Citibank on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Submanagement Agreement may be terminated by SBAMInc on not less than 90 days' written notice. The Submanagement Agreement provides that neither SBAMInc nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for High Yield Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Submanagement Agreement.

     The Glass-Steagall Act prohibits certain financial institutions, such as Citibank, from underwriting securities of openend investment companies, such as the Trust. Citibank believes that its services under the Management Agreements and the activities performed by it or by its affiliates as Service Agents

(which are securities dealers or other industry professionals that have entered into service agreements with CFBDS, Inc.) are not underwriting and are consistent with the Glass-Steagall Act and other relevant federal and state laws. However, there is no controlling precedent regarding the performance of the combination of investment advisory, shareholder servicing and administrative activities by banks. State laws on this issue may differ from applicable federal law, and banks and financial institutions may be required to register as dealers pursuant to state securities laws. Changes in either federal or state statutes or regulations, or in their interpretations, could prevent Citibank from continuing to perform these services. If Citibank were to be prevented from acting as the Manager or a Service Agent, the Trust would seek alternative means for obtaining these services. The Trust does not expect that investors would suffer any adverse financial consequences as a result of any such occurrence.

     In addition to amounts payable under the Management Agreements, each Portfolio is responsible for its own expenses, including, among other things, the costs of securities transactions, the compensation of Trustees that are not affiliated with Citibank or SFG, government fees, taxes, accounting and legal fees, expenses of communicating with investors, interest expense, and insurance premiums. For the period from January 1, 1997 to October 31, 1997 and the fiscal year ended October 31, 1998, the Portfolios' total expenses, expressed as a percentage of each Portfolio's average daily net assets, were as follows:
Large Cap Growth Portfolio: 0.60% and 0.71%, respectively; and Small Cap Growth
Portfolio: 0.85% and 0.88%, respectively. For the period from March 2, 1998 (commencement of operations) to October 31, 1998, Growth & Income Portfolio's total expenses, expressed as a percentage of its average daily net assets were 0.75%. High Yield Portfolio and U.S. Fixed Income Portfolio had no operations during the fiscal year ended October 31, 1998.

     Pursuant to a sub-administrative services agreement with Citibank, SFG performs such sub-administrative duties for the Trust as from time to time are agreed upon by Citibank and SFG. For performing such sub-administrative services, SFG receives compensation as from time to time is agreed upon by Citibank, not in excess of the amount paid to Citibank for its services under the Management Agreements with the Trust. All such compensation is paid by Citibank.

     The Trust, on behalf of the Portfolios, has entered into a Custodian Agreement with State Street Bank and Trust Company ("State Street") pursuant to which State Street acts as custodian for each Portfolio. The Trust, on behalf of the Portfolios, also has entered into a Fund Accounting Agreement with State Street Cayman Trust Company, Ltd. ("State Street Cayman") pursuant to which State Street Cayman provides fund accounting services for each Portfolio. State Street Cayman also provides transfer agency services to each Portfolio.

     The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts 02110. The principal business address of State Street Cayman is P.O. Box 2508 GT, Grand Cayman, British West Indies.

     PricewaterhouseCoopers LLP are the chartered accountants for the Trust, providing audit services, and assistance and consultation with respect to the preparation of filings with the SEC. The address of PricewaterhouseCoopers LLP is Suite 3000, Box 82, Royal Trust Towers, Toronto Dominion Center, Toronto, Ontario, Canada M5K 1G8.

     Bingham Dana LLP, 150 Federal Street, Boston, MA 02110, acts as counsel to the Trust.

Item 16.  Brokerage Allocation and Other Practices.

     The Trust trades securities for a Portfolio if it believes that a transaction net of costs (including custodian charges) will help achieve the Portfolio's investment objectives. Changes in the Portfolio's investments are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of turnover is not a limiting factor when changes are appropriate. Specific decisions to purchase or sell securities for a Portfolio are made by a portfolio manager who is an employee of Citibank or, in the case of High Yield Portfolio, of SBAMInc and who is appointed and supervised by its senior officers. The portfolio manager may serve other clients of Citibank or SBAMInc in a similar capacity.

     In connection with the selection of brokers or dealers and the placing of portfolio securities transactions, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Portfolio and/or the other accounts over which Citibank, SBAMInc or their affiliates exercise investment discretion. Citibank and SBAMInc are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Citibank or SBAMInc determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which Citibank, SBAMInc, or their affiliates have with respect to accounts over which they exercise investment discretion.

     The management fee that each Portfolio pays to Citibank or SBAMInc will not be reduced as a consequence of Citibank's or SBAMInc's receipt of brokerage and research services. While such services are not expected to reduce the expenses of Citibank or SBAMInc, Citibank or SBAMInc would, through the use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff or obtain such services independently.

     In certain instances there may be securities that are suitable as an investment for a Portfolio as well as for one or more of Citibank's or SBAMInc's other clients. Investment decisions for each Portfolio and for Citibank's and SBAMInc's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could adversely affect the price of or the size of the position obtainable for the security for a Portfolio. When purchases or sales of the same security for a Portfolio and for other portfolios managed by Citibank or SBAMInc occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large volume purchases or sales.

     For the fiscal years ended December 31, 1995 and 1996, the period from January 1, 1997 to October 31, 1997 and the fiscal year ended October 31, 1998, Large Cap Growth Portfolio paid brokerage commissions of $418,145, $586,248, $643,728 and $855,648, respectively. For the period from June 21, 1995 to December 31, 1995, the fiscal year ended December 31, 1996, the period from January 1, 1997 to October 31, 1997 and the fiscal year ended October 31, 1998, Small Cap Growth Portfolio paid brokerage commissions of $6,544, $84,320, $77,226 and $214,401, respectively. For the period from March 2, 1998 (commencement of operations) to October 31, 1998, Growth & Income Portfolio paid brokerage commission of $187,468. High Yield Portfolio and U.S. Fixed Income Portfolio had no operations during the period ended October 31, 1998.

Item 17.  Capital Stock and Other Securities.

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust and to establish series, each of which shall be a subtrust, the beneficial interests in which shall be separate and distinct from the beneficial interests in any other series. Each Portfolio is a series of the Trust. Investors in each Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of that Portfolio. Upon liquidation or dissolution of a Portfolio, investors in that Portfolio are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Interests in a Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in a Portfolio may not be transferred.

     Each investor is entitled to a vote in proportion to its percentage of the aggregate beneficial interests in a Portfolio. Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold, and has no current intention of holding, annual meetings of investors but the Trust will hold special meetings of investors when it is required to do so by law, or in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

     The Trust may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by a vote of a majority, as defined in the 1940 Act, of the holders of the Trust's outstanding voting securities voting as a single class, or of the affected series of the Trust, as the case may be, or if authorized by an instrument in writing without a meeting, consented to by holders of not less than a majority of the interests of the affected series. However, if the Trust or the affected series is the surviving entity of the merger, consolidation or sale of assets, no vote of interest holders is required. Any series of the Trust may be dissolved (i) by the affirmative vote of not less than two-thirds of the outstanding beneficial interests in such series at any meeting of holders of beneficial interests or by an instrument in writing signed by a majority of the Trustees and consented to by not less than two-thirds of the outstanding beneficial interests, (ii) by the Trustees by written notice to holders of the beneficial interests in the series or (iii) upon the bankruptcy or expulsion of a holder of a beneficial interest in the series, unless the remaining holders of beneficial interests, by majority vote, agree to continue the series. The Trust may be dissolved by action of the Trustees upon the dissolution of the last remaining series.

     Each Portfolio is a series of the Trust, organized as a trust under the laws of the State of New York. Investors in a Portfolio are personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that each Portfolio shall maintain appropriate insurance (e.g., fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and a Portfolio itself was unable to meet its obligations. It is not expected that the liabilities of any Portfolio would ever exceed its assets.

     The Declaration of Trust provides that obligations of the Trust are not binding upon the Trustees individually and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

     Each investor in a Portfolio may add to or reduce its investment in that Portfolio on each business day. As of the close of regular trading on the New York Stock Exchange, on days during which the Exchange is open for trading, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. Thereafter, the investor's percentage of the aggregate beneficial interests in the Portfolio is re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the same time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following business day of the Portfolio.

Item 18.  Purchase, Redemption and Pricing of Securities.

     Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in each Portfolio may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

     The net asset value of each Portfolio (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined each day during which the New York Stock Exchange is open for trading ("Business Day"). As of the date of this Registration Statement, the Exchange is open for trading every weekday except for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination of net asset value of each Portfolio is made once each day as of the close of regular trading on the Exchange (normally 4:00 p.m. Eastern time). As set forth in more detail below, purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order.

     For the purpose of calculating a Portfolio's net asset value, all assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars at the prevailing market rates at the time of valuation. Equity securities are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. Securities listed on a foreign exchange are valued at the last quoted sale price available before the time when net assets are valued. Bonds and other fixed income securities (other than short-term obligations) are valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations (maturing in 60 days or less) are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Securities for which there are no such valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

     Trading in securities on most foreign exchanges and over-the-counter markets is normally completed before the close of regular trading on the Exchange and may also take place on days on which the Exchange is closed. If events materially affecting the value of foreign securities occur between the time when the exchange on which they are traded closes and the time when a Portfolio's net asset value is calculated, such securities may be valued at fair value in accordance with procedures established by and under the general supervision of the Board of Trustees.

     Interest income on long-term obligations held for a Portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued less amortization of premium.

     Subject to compliance with applicable regulations, the Trust has reserved the right to pay the redemption price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being sold. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

     The Trust may suspend the right of redemption or postpone the date of payment for beneficial interests in a Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC, exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the New York Stock Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.

Item 19.  Taxation of each Portfolio.

     The Trust is organized as a trust under New York law. The Trust has determined that each Portfolio is properly treated as a separate partnership for U.S. federal and New York State income tax purposes. Accordingly, under those tax laws, the Portfolios are not subject to any income tax. Each Portfolio's taxable year ends October 31. Although the Portfolios are not subject to U.S. federal income tax, they file appropriate U.S. federal income tax returns. A Portfolio may be subject to foreign withholding and other taxes with respect to income on certain securities of non-U.S. issuers. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. It is not possible to determine a Portfolio's effective rate of foreign tax in advance, since the amount of the Portfolio's assets to be invested within various countries is not known. The Trust does not anticipate that investors qualifying as RICs and investing substantially all of their assets in a Portfolio will be able to pass through to their shareholders any foreign tax credit or deduction for federal income tax purposes with respect to the foreign withholding taxes paid by the Portfolio, if any.

     Each investor in a Portfolio must take into account its share of that Portfolio's ordinary income, expense, capital gains and losses, credits, and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Trust and the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Distributions to and withdrawals by an investor are generally not taxable. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in a Portfolio, the investor will generally realize gain for U.S. federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor's adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally realize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of items of realized net income and gain (including income, if any, exempt from U.S. Federal income tax), and reduced, but not below zero, by the amounts of its distributive shares of items of net loss and the amounts of any distributions received by the investor. This discussion does not address any distributions by the Portfolios in kind (i.e., any distributions of readily marketable securities or other non-cash property), which will be subject to special tax rules and may have consequences different from those described in this paragraph.

     The Trust believes that, in the case of an investor in a Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for U.S. federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether a Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

     In order to enable an investor in a Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Trust intends that each Portfolio will satisfy the requirements of Subchapter M of the Code relating to the nature of each Portfolio's gross income and the composition (diversification) of each Portfolio's assets as if those requirements were directly applicable to such Portfolio and will allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

     Foreign exchange gains and losses realized by a Portfolio will generally be treated as ordinary income and losses for federal income tax purposes. Certain uses of foreign currency and foreign currency forward contracts and investments in certain "passive foreign investment companies" may be limited in order to enable an investor that is a RIC to avoid imposition of a tax. A Portfolio may elect to mark to market any investments in "passive foreign investment companies" on the last day of each year. This election may cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those investments; in order to distribute this income and avoid a tax on any RICs investing in the Portfolio, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold.

     A Portfolio's investment in zero-coupon bonds and payment-in-kind bonds will cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those securities. In order to enable any investor which is a RIC to distribute this income and avoid a tax, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.

     A Portfolio's transactions in options, foreign currency forward contracts, and futures contracts, if any, will be subject to special tax rules that may affect the amount, timing, and character of Portfolio income. For example, certain positions held for the Portfolio on the last business day of each taxable year will be marked to market (i.e., treated as if sold) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for a Portfolio that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Portfolio losses and adjustments in the holding periods of Portfolio securities. Certain tax elections exist for straddles that may alter the effects of these rules. Each Portfolio intends to limit its activities in options, foreign currency forward contracts, and futures contracts to the extent necessary to enable any investor which is a RIC to meet the requirements of Subchapter M of the Code.

     There are certain tax issues which will be relevant to only certain investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Portfolio.

     The Trust intends to conduct its activities and those of the Portfolios so that they will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an investor in a Portfolio, other than an investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in a Portfolio. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by investors in a Portfolio.

     The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-U.S. tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in a Portfolio.

Item 20. Underwriters.

     The exclusive placement agent for each Portfolio is CFBDS, Inc., which receives no compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.

Item 21.  Calculation of Performance Data.

     Not applicable.

Item 22.  Financial Statements.

     The financial statements contained in the Annual Report of Large Cap Growth Portfolio, Small Cap Growth Portfolio and Growth & Income Portfolio, as filed with the Securities and Exchange Commission on January 8, 1999 (Accession Number 0000930413-99-000024), for the fiscal years ended October 31, 1998 are incorporated by reference into this Part B. High Yield Portfolio and U.S. Fixed Income Portfolio had no operations during the period ended October 31, 1998.

     A copy of the Annual Report of Large Cap Growth Portfolio, Small Cap Growth Portfolio and Growth & Income Portfolio accompanies this Part B.

                                     PART C

Item 23.  Exhibits.


        ***  a(1)     Declaration of Trust of The Premium Portfolios
        ***  a(2)     Amendments to Declaration of Trust of The Premium
                      Portfolios
        ***  a(3)     By-laws of The Premium Portfolios
          *  d(1)     Management Agreement between Large Cap Growth
                      Portfolio and Citibank, N.A., as investment manager and
                      administrator
          *  d(2)     Management Agreement between Small Cap Growth
                      Portfolio and Citibank, N.A., as investment manager and
                      administrator
         **  d(3)     Management Agreement between Growth & Income
                      Portfolio and Citibank, N.A., as investment manager and
                      administrator
        ***  d(4)     Management Agreement between U.S. Fixed Income
                      Portfolio and Citibank, N.A., as investment manager and
                      administrator
             d(5)     Management Agreement between High Yield Portfolio
                      and Citibank, N.A., as investment manager and
                      administrator
             d(6)     Form of Sub-Management Agreement between High
                      Yield Portfolio and Salomon Brothers Asset
                      Management Inc
        ***  e(1)     Placement Agency Agreement between the Registrant
                      and CFBDS, Inc. (formerly known as The Landmark
                      Funds Broker-Dealer Services, Inc.), as exclusive
                      placement agent
        ***  e(2)     Letter Agreement adding certain series of the Registrant
                      to the Placement Agency Agreement
          *  g(1)     Custodian Contract between the Registrant and State
                      Street Bank and Trust Company, as custodian
        ***  g(2)     Letter Agreement adding certain series of the Registrant
                      to the Custodian Contract
             h(1)     Services Agreement between Citibank, N.A. and
                      CFBDS, Inc.
          *  h(2)     Accounting Services Agreement between the Registrant
                      and State Street Cayman Trust Company, Ltd.
        ***  h(3)     Letter Agreement adding certain series of the Registrant
                      to the Accounting Services Agreement
             n        Financial Data Schedules


--------------------

     * Incorporated herein by reference to Amendment No. 4 to the Registration Statement on Form N-1A of the Registrant relating to its series Large Cap Growth Portfolio File No. 811-8436 and Growth & Income Portfolio File No. 811-8436, filed October 31, 1997. (This Amendment also serves as Amendment No. 3 to the Registration Statement on Form N-1A for The Premium Portfolios as it relates to the Small Cap Growth Portfolio, File No. 811-07269.)


    ** Incorporated herein by reference to Amendment No. 5 to the Registration Statement on Form N-1A of the Registrant relating to its series Large Cap Growth Portfolio File No. 811-8436, Small Cap Growth Portfolio File No. 811-8436, and Growth & Income Portfolio File No. 811-8436, filed March 2, 1998. (This Amendment also serves as Amendment No. 4 to the Registration Statement on Form N-1A for The Premium Portfolios as it relates to the Small Cap Growth Portfolio, File No. 811-07269.)


   *** Incorporated herein by reference to Amendment No. 6 to the Registration Statement on Form N-1A of the Registrant relating to its series U.S. Fixed Income Portfolio File No. 811-8436, filed October 30, 1998.




Item 24.  Persons Controlled by or under Common Control with Registrant.

     Not applicable.


Item 25.  Indemnification.

     Reference is hereby made to Article V of the Declaration of Trust, as filed as an exhibit to Post-Effective Amendment No. 6 to its Registration Statement on Form N-1A.

     The Trustees and officers of the Trust and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

Item 26.  Business and Other Connections of Investment Adviser.

     Citibank, N.A. ("Citibank") is a commercial bank offering a wide range of banking and investment services to customers across the United States and around the world. Citibank is a wholly-owned subsidiary of Citicorp, which is, in turn, a wholly owned subsidiary of Citigroup, Inc. Citibank also serves as investment adviser to the following registered investment companies (or series thereof): Asset Allocation Portfolios (Large Cap Value Portfolio, Small Cap Value Portfolio, International Portfolio, Foreign Bond Portfolio, Intermediate Income Portfolio and Short-Term Income Portfolio), Tax Free Reserves Portfolio, U.S. Treasury Reserves Portfolio, Cash Reserves Portfolio, CitiFundsSM Multi-State Tax Free Trust (CitiFundsSM New York Tax Free Reserves, CitiFundsSM Connecticut Tax Free Reserves and CitiFundsSM California Tax Free Reserves), CitiFundsSM Tax Free Income Trust (CitiFundsSM National Tax Free Income Portfolio, CitiFundsSM New York Tax Free Income Portfolio and CitiFundsSM California Tax Free Income Portfolio), CitiFundsSM Institutional Trust (CitiFundsSM Institutional Cash Reserves) and Variable Annuity Portfolios (CitiSelect VIP Folio 200, CitiSelect VIP Folio 300, CitiSelect VIP Folio 400, CitiSelect VIP Folio 500 and CitiFundsSM Small Cap Growth VIP Portfolio). Citibank and its affiliates manage assets in excess of $290 billion worldwide. The principal place of business of Citibank is located at 399 Park Avenue, New York, New York 10043.

     John S. Reed is the Chairman of the Board and a Director of Citibank. Victor J. Menezes is the President and a Director of Citibank. William R. Rhodes and H. Onno Ruding are Vice Chairmen and Directors of Citibank. The other Directors of Citibank are Paul S. Collins, Vice Chairman of Citigroup, Inc. and Robert I. Lipp, Chairman and Chief Executive Officer of Travelers Insurance Group and of Travelers Property Casualty Corp.

     Each of the individuals named above is also a Director of Citicorp. In addition, the following persons have the affiliations indicated:


Paul J. Collins               Director, Kimberly-Clark Corporation


Robert I. Lipp                Chairman, Chief Executive Officer and President,
                              Travelers Property Casualty Corp.


John S. Reed                  Director, Monsanto Company
                              Director, Philip Morris Companies
                                Incorporated
                              Stockholder, Tampa Tank & Welding, Inc.


William R. Rhodes             Director, Private Export Funding
                                Corporation

H. Onno Ruding                Supervisory Director, Amsterdamsch
                                Trustees Cantoor B.V.
                              Director, Pechiney S.A.
                Advisory Director, Unilever NV and Unilever PLC
                              Director, Corning Incorporated


     For information as to the business, profession, vocation or employment of a substantial nature of each of the officers and directors of Salomon Brothers Asset Management Inc ("SBAM"), a subadviser of High Yield Portfolio, a series of the Registrant, reference is made to SBAM's current Form ADV (File No. 801-32046) filed under the Advisers Act, incorporated herein by reference.


Item 27.  Principal Underwriters.

     (a) CFBDS, the Registrant's Distributor, is also the distributor for CitiFundsSM International Growth & Income Portfolio, CitiFundsSM International Growth Portfolio, CitiFundsSM U.S. Treasury Reserves, CitiFundsSM Cash Reserves, CitiFundsSM Premium U.S. Treasury Reserves, CitiFundsSM Premium Liquid Reserves, CitiFundsSM Institutional U.S. Treasury Reserves, CitiFundsSM Institutional Liquid Reserves, CitiFundsSM Institutional Cash Reserves, CitiFundsSM Tax Free Reserves, CitiFundsSM Institutional Tax Free Reserves, CitiFundsSM California Tax Free Reserves, CitiFundsSM Connecticut Tax Free Reserves, CitiFundsSM New York Tax Free Reserves, CitiFundsSM Intermediate Income Portfolio, CitiFundsSM Short-Term U.S. Government Income Portfolio, CitiFundsSM New York Tax Free Income Portfolio, CitiFundsSM National Tax Free Income Portfolio, CitiFundsSM California Tax Free Income Portfolio, CitiFundsSM Small Cap Value Portfolio, CitiFundsSM Growth & Income Portfolio, CitiFundsSM Large Cap Growth Portfolio, CitiFundsSM Small Cap Growth Portfolio, CitiFundsSM Balanced Portfolio, CitiSelect Folio 200, CitiSelect Folio 300, CitiSelect Folio 400, CitiSelect Folio 500, CitiSelect VIP Folio 200, CitiSelect VIP Folio 300, CitiSelect VIP Folio 400, CitiSelect VIP Folio 500 and CitiFundsSM Small Cap Growth VIP Portfolio. CFBDS is also the placement agent for Large Cap Value Portfolio, Small Cap Value Portfolio, International Portfolio, Foreign Bond Portfolio, Intermediate Income Portfolio, Short-Term Portfolio, International Equity Portfolio, Balanced Portfolio, Government Income Portfolio, Tax Free Reserves Portfolio, Cash Reserves Portfolio and U.S. Treasury Reserves Portfolio. CFBDS also serves as the distributor for the following funds: The Travelers Fund U for Variable Annuities, The Travelers Fund VA for Variable Annuities, The Travelers Fund BD for Variable Annuities, The Travelers Fund BD II for Variable Annuities, The Travelers Fund BD III for Variable Annuities, The Travelers Fund BD IV for Variable Annuities, The Travelers Fund ABD for Variable Annuities, The Travelers Fund ABD II for Variable Annuities, The

Travelers Separate Account PF for Variable Annuities, The Travelers Separate Account PF II for Variable Annuities, The Travelers Separate Account QP for Variable Annuities, The Travelers Separate Account TM for Variable Annuities, The Travelers Separate Account TM II for Variable Annuities, The Travelers Separate Account Five for Variable Annuities, The Travelers Separate Account Six for Variable Annuities, The Travelers Separate Account Seven for Variable Annuities, The Travelers Separate Account Eight for Variable Annuities, The Travelers Fund UL for Variable Annuities, The Travelers Fund UL II for Variable Annuities, The Travelers Variable Life Insurance Separate Account One, The Travelers Variable Life Insurance Separate Account Two, The Travelers Variable Life Insurance Separate Account Three, The Travelers Variable Life Insurance Separate Account Four, The Travelers Separate Account MGA, The Travelers Separate Account MGA II, The Travelers Growth and Income Stock Account for Variable Annuities, The Travelers Quality Bond Account for Variable Annuities, The Travelers Money Market Account for Variable Annuities, The Travelers Timed Growth and Income Stock Account for Variable Annuities, The Travelers Timed Short-Term Bond Account for Variable Annuities, The Travelers Timed Aggressive Stock Account for Variable Annuities, The Travelers Timed Bond Account for Variable Annuities, Emerging Growth Fund, Government Fund, Growth and Income Fund, International Equity Fund, Municipal Fund, Balanced Investments, Emerging Markets Equity Investments, Government Money Investments, High Yield Investments, Intermediate Fixed Income Investments, International Equity Investments, International Fixed Income Investments, Large Capitalization Growth Investments, Large Capitalization Value Equity Investments, Long- Term Bond Investments, Mortgage Backed Investments, Municipal Bond Investments, Small Capitalization Growth Investments, Small Capitalization Value Equity Investments, Appreciation Portfolio, Diversified Strategic Income Portfolio, Emerging Growth Portfolio, Equity Income Portfolio, Equity Index Portfolio, Growth & Income Portfolio, Intermediate High Grade Portfolio, International Equity Portfolio, Money Market Portfolio, Total Return Portfolio, Smith Barney Adjustable Rate Government Income Fund, Smith Barney Aggressive Growth Fund Inc., Smith Barney Appreciation Fund, Smith Barney Arizona Municipals Fund Inc., Smith Barney California Municipals Fund Inc., Balanced Portfolio, Conservative Portfolio, Growth Portfolio, High Growth Portfolio, Income Portfolio, Global Portfolio, Select Balanced Portfolio, Select Conservative Portfolio, Select Growth Portfolio, Select High Growth Portfolio, Select Income Portfolio, Concert Social Awareness Fund, Smith Barney Large Cap Blend Fund, Smith Barney Fundamental Value Fund Inc., Large Cap Value Fund, Short-Term High Grade Bond Fund, U.S. Government Securities Fund, Smith Barney Balanced Fund, Smith Barney Convertible Fund, Smith Barney Diversified Strategic Income Fund, Smith Barney Exchange Reserve Fund, Smith Barney High Income Fund, Smith Barney Municipal High Income Fund, Smith Barney Premium Total Return Fund, Smith Barney Total Return Bond Fund, Cash Portfolio, Government Portfolio, Municipal Portfolio, Concert Peachtree Growth Fund, Smith Barney Contrarian Fund, Smith Barney Government Securities Fund, Smith Barney Hansberger Global Small Cap Value Fund, Smith Barney Hansberger Global Value Fund, Smith Barney Investment Grade Bond Fund, Smith Barney Special Equities Fund, Smith Barney Intermediate Maturity California Municipals Fund, Smith Barney Intermediate Maturity New York Municipals Fund, Smith Barney Large Capitalization Growth Fund, Smith Barney S&P 500 Index Fund, Smith Barney Mid Cap Blend Fund, Smith Barney Managed Governments Fund Inc., Smith Barney Managed Municipals Fund Inc., Smith

Barney Massachusetts Municipals Fund, Cash Portfolio, Government Portfolio, Retirement Portfolio, California Money Market Portfolio, Florida Portfolio, Georgia Portfolio, Limited Term Portfolio, New York Money Market Portfolio, New York Portfolio, Pennsylvania Portfolio, Smith Barney Municipal Money Market Fund, Inc., Smith Barney Natural Resources Fund Inc., Smith Barney New Jersey Municipals Fund Inc., Smith Barney Oregon Municipals Fund, Zeros Plus Emerging Growth Series 2000, Smith Barney Security and Growth Fund, Smith Barney Small Cap Blend Fund, Inc., Smith Barney Telecommunications Income Fund, Income and Growth Portfolio, Reserve Account Portfolio, U.S. Government/High Quality Securities Portfolio, Emerging Markets Portfolio, European Portfolio, Global Government Bond Portfolio, International Balanced Portfolio, International Equity Portfolio, Pacific Portfolio, AIM Capital Appreciation Portfolio, Alliance Growth Portfolio, GT Global Strategic Income Portfolio, MFS Total Return Portfolio, Putnam Diversified Income Portfolio, Smith Barney High Income Portfolio, Smith Barney Large Cap Value Portfolio, Smith Barney International Equity Portfolio, Smith Barney Large Capitalization Growth Portfolio, Smith Barney Money Market Portfolio, Smith Barney Pacific Basin Portfolio, TBC Managed Income Portfolio, Van Kampen American Capital Enterprise Portfolio, Centurion Tax-Managed U.S. Equity Fund, Centurion Tax-Managed International Equity Fund, Centurion U.S. Protection Fund, Centurion International Protection Fund, Global High-Yield Bond Fund, International Equity Fund, Emerging Opportunities Fund, Core Equity Fund, Long-Term Bond Fund, Global Dimensions Fund L.P., Citicorp Private Equity L.P., AIM V.I. Capital Appreciation Fund, AIM V.I. Government Series Fund, AIM V.I. Growth Fund, AIM V.I. International Equity Fund, AIM V.I. Value Fund, Fidelity VIP Growth Portfolio, Fidelity VIP High Income Portfolio, Fidelity VIP Equity Income Portfolio, Fidelity VIP Overseas Portfolio, Fidelity VIP II Contrafund Portfolio, Fidelity VIP II Index 500 Portfolio, MFS World Government Series, MFS Money Market Series, MFS Bond Series, MFS Total Return Series, MFS Research Series, MFS Emerging Growth Series, Salomon Brothers Institutional Money Market Fund, Salomon Brothers Cash Management Fund, Salomon Brothers New York Municipal Money Market Fund, Salomon Brothers National Intermediate Municipal Fund, Salomon Brothers U.S. Government Income Fund, Salomon Brothers High Yield Bond Fund, Salomon Brothers Strategic Bond Fund, Salomon Brothers Total Return Fund, Salomon Brothers Asia Growth Fund, Salomon Brothers Capital Fund Inc, Salomon Brothers Investors Fund Inc, Salomon Brothers Opportunity Fund Inc, Salomon Brothers Institutional High Yield Bond Fund, Salomon Brothers Institutional Emerging Markets Debt Fund, Salomon Brothers Variable Investors Fund, Salomon Brothers Variable Capital Fund, Salomon Brothers Variable Total Return Fund, Salomon Brothers Variable High Yield Bond Fund, Salomon Brothers Variable Strategic Bond Fund, Salomon Brothers Variable U.S. Government Income Fund, and Salomon Brothers Variable Asia Growth Fund.

     (b) The information required by this Item 27 with respect to each director and officer of CFBDS, Inc. is incorporated by reference to Schedule A of Form BD filed by CFBDS, Inc. pursuant to the Securities and Exchange Act of 1934 (File No. 8-32417).

     (c) Not applicable.

Item 28.  Location of Accounts and Records.

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:


Name                                        Address

State Street Bank and Trust Company         225 Franklin Street
(custodian)                                 Boston, MA  02110

State Street Cayman Trust Company, Ltd.     P.O. Box 25086T
(accounting services agent)                 Grand Cayman, Cayman Islands

Citibank, N.A.                              153 East 53rd Street
(investment manager and administrator)      New York, NY 10043

CFBDS, Inc.                                 c/o Signature Financial Group
(placement agent)                           (Cayman) Ltd.
                               Elizabethan Square
                                            George Town, Grand Cayman
                               Cayman Islands BWI


Item 29.  Management Services.

     Not applicable.


Item 30.  Undertakings.

     Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on the 25th day of February, 1999.


                                          THE PREMIUM PORTFOLIOS
                                          on behalf of:
                                          Large Cap Growth Portfolio
                                          Small Cap Growth Portfolio
                                          Growth & Income Portfolio
                                          U.S. Fixed Income Portfolio
                                          High Yield Portfolio

                                          By:   /s/ Philip W. Coolidge
                                                ----------------------------
                                                Philip W. Coolidge
                                  President of
                                                The Premium Portfolios

                                 EXHIBIT INDEX


     Exhibit
     No.:           Description:


     d(5)           Management Agreement between High Yield
                    Portfolio and Citibank, N.A., as investment manager and administrator

     d(6)           Form of Sub-Management Agreement between High
                    Yield Portfolio and Salomon Brothers Asset
                    Management Inc

     h(1)           Services Agreement between Citibank, N.A. and
                    CFBDS, Inc.

     n              Financial Data Schedules